SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

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/_/ Preliminary Proxy Statement
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      (as defined by Rule 14a-6(e)(2)
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             Sovereign Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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

                                     [LOGO]

March 16, 1998

Dear Shareholder:

     Sovereign Bancorp's Annual Meeting of Shareholders will be held on Friday, April 17, 1998, at 10:00 a.m. in the Baron Room of The Sheraton Berkshire Inn, Route 422 West, Papermill Road Exit, Wyomissing, Pennsylvania. For your convenience, directions to The Sheraton Berkshire Inn are included on the bottom portion of the proxy card included with this mailing.

     Sovereign's Board of Directors believes that it is important for Sovereign's shareholders to participate personally in the process by which Sovereign's directors are elected. The election of diligent, active, involved, and responsible directors is the cornerstone of corporate governance at Sovereign. Sovereign's Board actively chooses, directs and compensates Sovereign's senior management, establishes programs to oversee Sovereign's compliance with laws and reviews corporate plans, policies and commitments with a view to representing all of Sovereign's stakeholders, including its shareholders, customers, team members, and the communities Sovereign serves.

     THE NOTICE AND PROXY STATEMENT, WHICH ARE SET FORTH IN THE FOLLOWING PAGES, DESCRIBE THE BUSINESS TO BE CONDUCTED AT THE MEETING. PROPOSALS 1, 2, 3 AND 4 TO BE ACTED ON AT THE MEETING HAVE BEEN UNANIMOUSLY APPROVED AND RECOMMENDED BY SOVEREIGN'S BOARD OF DIRECTORS. PLEASE CAREFULLY READ THE DESCRIPTION OF THE PROPOSALS AND VOTE FOR THEIR ADOPTION.

     If you cannot attend the Meeting, your shares should still be represented at the Meeting. We urge you to sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible. Please indicate and return the enclosed proxy card and the enclosed RSVP card if you intend to be present at the meeting.

     We urge you to participate in the Meeting in person or by proxy. Thank you very much for your continued interest in Sovereign.

                                          Sincerely,

                                          /s/ Richard E. Mohn
                                          -------------------------------------
                                          Richard E. Mohn
                                          Chairman of the Board

                                          /s/ Jay S. Sidhu
                                          -------------------------------------
                                          Jay S. Sidhu
                                          President and Chief Executive Officer

                                     [LOGO]

                            ------------------------

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 17, 1998

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Sovereign Bancorp, Inc. ("Sovereign") will be held on April 17, 1998, at 10:00 a.m. (Eastern Time) at The Sheraton Berkshire Inn, Wyomissing, Pennsylvania, for the following purposes:

          (1) To elect two (2) Class II directors of Sovereign to serve for a term of three years and until their successors shall have been elected and qualified;

          (2) To act upon the Sovereign Bancorp, Inc. 1997 Non-Employee Directors' Stock Option Plan (the "1997 Stock Option Plan");

          (3) To act upon the Sovereign Bancorp, Inc. Employee Stock Purchase Plan (the "1997 Stock Purchase Plan");

          (4) To ratify the appointment by Sovereign's Board of Directors of Ernst & Young LLP as Sovereign's independent auditors for the fiscal year ending December 31, 1998; and

          (5) To transact such other business as may properly be presented at the Meeting.

     Shareholders of record at the close of business on February 25, 1998, are entitled to notice of, and to vote at the Meeting.

     WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ LAWRENCE M. THOMPSON, JR.
                                          -------------------------------------
                                          LAWRENCE M. THOMPSON, JR.
                                          SECRETARY
Wyomissing, Pennsylvania
March 16, 1998

                            SOVEREIGN BANCORP, INC.
                            1130 BERKSHIRE BOULEVARD
                         WYOMISSING, PENNSYLVANIA 19610
                                 (610) 320-8400

                      ------------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 1998

                      ------------------------------------

                              GENERAL INFORMATION

     SOLICITATION OF PROXIES. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sovereign Bancorp, Inc. ("Sovereign"), parent company of Sovereign Bank, for use at Sovereign's annual meeting of shareholders to be held April 17, 1998, or any adjournment thereof (the "Meeting"). This Proxy Statement and the accompanying proxy are first being mailed to shareholders of Sovereign on or about March 16, 1998. The expense of soliciting proxies will be borne by Sovereign. It is expected that the solicitation of proxies will be made primarily by mail. Sovereign's directors, officers and team members may also solicit proxies personally, by telephone and by telegraph. In addition, Sovereign has retained Georgeson & Company Inc. to assist with the solicitation of proxies at an estimated cost of $7,500.00, plus reasonable out-of-pocket expenses.

     VOTING AND REVOCATION OF PROXIES. The execution and return of the enclosed proxy will not affect a shareholder's right to attend the Meeting and vote in person. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting written notice of its revocation or a subsequently executed proxy bearing a later date to the Secretary of Sovereign, or by attending the Meeting and electing to vote in person. Shareholders of record at the close of business on February 25, 1998 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 112,493,102 shares of Sovereign common stock outstanding (adjusted for the 6-for-5 stock split to be effected on April 15, 1998), each of which will be entitled to one vote at the Meeting.

     If the enclosed proxy is appropriately marked, signed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election, as directors, of the Board of Directors' nominees; "FOR" the approval of the 1997 Stock Option Plan; "FOR" the approval of the continuation of the amended and restated 1997 Stock Purchase Plan; and "FOR" the ratification of Ernst & Young LLP as Sovereign's independent auditors for 1998. Signed proxies will be voted "FOR" or "AGAINST" any other matter that properly comes before the Meeting or any adjournment thereof, in the discretion of the persons named as proxyholders.

     QUORUM. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum at the Meeting. Abstentions with respect to one or more proposals voted upon at the Meeting will be included for purposes of determining the presence of a quorum at the Meeting.

     STOCK SPLIT. All information in this Proxy Statement relating to the number of shares of Sovereign common stock outstanding and to the number of shares of Sovereign common stock issuable upon the exercise of stock options reflect the 6-for-5 stock split to be effected on April 15, 1998 to shareholders of record on March 31, 1998.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS,
                       SOVEREIGN'S GOVERNANCE PROCEDURES
                    AND COMMITTEES OF THE BOARD OF DIRECTORS

     Sovereign's Articles of Incorporation provide that the number of Sovereign directors shall consist of not less than six nor more than twenty members, as fixed by the Board of Directors from time to time. The Articles also provide that the Board shall be divided into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible. The Board presently consists of eight members.

     Consistent with what it perceives to be good principles of corporate governance, Sovereign's historic practice has been to require that the preponderance of its Board consist of outside, non-employee directors, and to delegate important policy making and oversight functions to committees which also consist predominantly of outside directors. A description of the committees which possess significant corporate governance responsibilities is set forth below.

     o Sovereign's Audit Committee consists of five directors, all of whom are outside directors. Sovereign's Audit Committee serves as the principal liaison among the Board of Directors, Sovereign's independent certified public accountants and Sovereign's internal audit function. It is responsible for, among other things, reporting to Sovereign's Board on the results of the annual audit. The Committee reviews and evaluates the scope of the audit, accounting policies and reporting practices, internal auditing, internal controls, security procedures and other matters considered appropriate. The Committee also reviews the performance of Sovereign's independent certified public accountants in connection with their audit of Sovereign's financial statements. Importantly, from a corporate governance perspective, it also regularly evaluates their independence from Sovereign and Sovereign's management. Depending on the nature of matters under review, the outside auditors, and such officers and other team members, as necessary, attend all or part of the meetings of the Committee. Sovereign's Audit Committee met twice during 1997.

     o Sovereign's Nominating Committee consists of five directors, all of whom are outside directors. Sovereign's Bylaws provide for both shareholder and Board nomination of director candidates. The Committee has the important task of taking the first step toward assuring good corporate governance by identifying, reviewing and recommending, to the full Board, potential nominees for submission to Sovereign's shareholders for election as directors of Sovereign or for election to fill vacancies on the Board. The Committee strives to identify, review and recommend only those nominees who appear to possess (i) the highest personal and professional ethics, integrity and values; (ii) sufficient education and breadth of experience to understand, evaluate and suggest solutions to the many challenges facing financial institutions in an increasingly competitive environment; (iii) a reasoned and balanced commitment to Sovereign's social responsibilities; (iv) an interest in and the availability of time to be involved in Sovereign's affairs over a sustained period; (v) the reputation and stature required to represent Sovereign in the communities Sovereign serves, as well as before Sovereign's shareholders and other stakeholders; (vi) a willingness to objectively appraise management performance in the interest of Sovereign and its stakeholders; (vii) an open mind on all policy issues affecting the overall interests of Sovereign and its stakeholders; and (viii) involvement only in other activities or interests which do not create a conflict, or the appearance of a conflict, with the director's responsibilities to Sovereign and its stakeholders. The Committee's review of candidates is performed without regard to gender, race or religious affiliation. One of the objectives of this review is to have a Board which consists of members with a mix of diverse backgrounds, skills, experiences and personalities which will foster, not only good decision making, but also the chemistry to create an environment encouraging active, constructive, and informed participation among Board members. The Committee met once during 1997.

     o Sovereign's Corporate Governance and Ethics Committee, which Sovereign believes to be one of the few such Board committees in the United States, consists of six directors, all but one of whom are outside directors. The Chairman of the Committee also serves as Chairman of Sovereign Bank's Code of Conduct Committee. The Committee monitors, oversees and reviews compliance, by Sovereign's directors, officers and team members with Sovereign's Code of Conduct. Sovereign's Code of Conduct regulates potential conflicts of interest and transactions between Sovereign and its affiliates, the possible misuse or abuse of confidential information by Sovereign affiliates, and trading in Sovereign stock by Sovereign affiliates. The Committee function, therefore, is to assure, to the extent practicable, that Sovereign's directors, management, other affiliates and team members act in accordance with the highest standards of professional and ethical conduct. When exercising its authority, the Committee is required to consider Sovereign's mission, vision and values, including the impact of its actions on Sovereign's stakeholders, including Sovereign's shareholders, customers and team members, and the communities Sovereign serves. The Committee also is required to periodically review Sovereign's Code of Conduct and to make recommendations to the Board with respect to modification. During 1996, Sovereign expanded the scope of the responsibility of this Committee to specifically include corporate governance matters. The Committee met once during 1997.

     o Sovereign's Compensation Committee consists of five directors, all of whom are outside directors. This Committee is responsible for the important task of studying and making recommendations to the Board on compensating and providing incentive to executive management, principally Sovereign's Chief Executive Officer. Among other responsibilities, the Committee makes appraisals of the performance of the Chief Executive Officer. In addition, the Committee reviews Sovereign's executive compensation structure in an effort to insure that executive compensation
       (i) is competitive and (ii) is closely linked to Sovereign's financial performance. The committee also attempts to assure, through programs which are substantially weighted in favor of the use of Sovereign stock as a compensation medium, that the interests of executive management are aligned, to the extent practicable, with the interests of Sovereign's shareholders. This Committee met three times during 1997.

     o Sovereign's Community Reinvestment and Public Responsibility Committee consists of five directors, four of whom are outside directors. The Committee reviews Sovereign's programs, which strive to meet Sovereign's social responsibilities to the communities which it serves by, among other things, providing credit to all segments of such communities, including low to moderate income individuals. The Committee reviews Sovereign's pursuit of opportunities which contribute to the growth and vitality of these communities while conforming to safe and sound lending practices and to the many laws and regulations which are applicable to financial institutions. The Committee reviews and recommends to the Board Sovereign's annual Community Reinvestment Act Plan, including a review of Sovereign Bank's credit programs and results, in an effort to assure that they are socially useful, economically sound and nondiscriminatory. The Committee met once during 1997.

     Sovereign also maintains a number of other important committees, including Sovereign's Merger and Acquisition Committee, Sovereign's Pension Committee, Sovereign's Risk Management Committee, and Sovereign's Executive Committee. Sovereign's Merger and Acquisition Committee, which met three times during 1997, consists of four directors, three of whom are outside directors. The Committee reviews and recommends to Sovereign's Board of Directors candidates for acquisition by Sovereign. Sovereign's Pension Committee, which met twice during 1997, consists of six directors, five of whom are outside directors. This Committee administers Sovereign's Pension Plan, Employee Stock Ownership Plan, Stock Purchase Plan, 401(k) Retirement Savings Plan and Sovereign's Long-Term Deferred Compensation Plans and Programs. This Committee also approves Sovereign's investment policy and guidelines, reviews investment performance, and appoints and retains trustees and investment managers for Sovereign's retirement plans. Sovereign's Risk Management Committee assesses the major risks which impact on Sovereign's earnings, asset quality, operations, as well as interest rate risk. The Committee consists of six directors, five of whom are outside directors. The Risk Management Committee met once during 1997. The Board of Directors also has an Executive Committee, which has the ability to exercise all of the powers of the Board in the management and direction of the business and affairs of Sovereign between Board meetings, except those, which by statute, are reserved to the Board of Directors. This Committee, which met three times during 1997, consists of five directors, four of whom are outside directors.

     Also consistent with the principles of what it perceives to be good corporate governance, Sovereign's Board, working with management, has established a series of practices and procedures to assure a flow of information about Sovereign's business to its directors in an effort to maximize continued active interest, involvement and participation by Board members, as well as diligent and effective Board decision making.

     New Sovereign directors receive manuals which include information on Sovereign's vision, mission, values and style, as well as copies of Sovereign's by-laws, policies, procedures and guidelines. They are also provided with an opportunity to meet with Sovereign's management and visit Sovereign's facilities.

     Pre-meeting materials are routinely distributed to Board members in advance of meetings. These materials include in-depth reports on each of Sovereign's critical success factors, including reports on asset quality, cost containment, interest rate and other risks. These materials also include reports for each of Sovereign's divisions, consisting not only of financial data, but also production, sales and marketing data and information on market and industry trends, as well. These materials also include background and write-ups on items coming before the Board. In an effort to be informed, directors also periodically visit sites of new branches and acquisitions, as well as other Sovereign locations, important to the decision making process.

     Senior and executive officers routinely attend at least a portion of every Board meeting and they, and other members of management, frequently brief and seek advice from the Board, not only on items coming before the Board, but also on new products, marketing strategies and human resource initiatives. The Board periodically invites professionals and representatives of securities firms to make presentations to the Board in order to make the Board more aware, among other things, of investor perceptions of Sovereign. The Board also holds periodic meetings with Sovereign's senior regulators in order for these regulators to make the Board more aware of the changing regulatory environment, and industry trends, as well as to discuss their assessment of Sovereign. Board members take these and other opportunities to actively discuss Sovereign specific and industry specific information and trends with these officers and other visitors.

     Sovereign's Board meets once or twice each year, over a two-day period, with Sovereign's executive management team to review Sovereign's business plans, discuss corporate strategy and evaluate Sovereign's strengths, weaknesses, opportunities and threats, as well as to review Sovereign's progress against Sovereign's vision, mission, values and critical success factors.

     Sovereign's Board also extensively studies Sovereign's strategic alternatives, including sale, continuing its current strategy, or engaging in a merger of equals, at least once a year. Sovereign has pursued this policy for the past several years and expects to continue it in the future, particularly in light of rapidly changing competitive conditions. Investment banking firms are usually asked to provide material for and/or to make presentations to or otherwise assist the Board at these sessions.

     In addition, Sovereign's Board has identified the following areas of Board and Board Committee involvement and responsibility as its principal areas of focus in its effort to achieve good corporate governance and to represent Sovereign's stakeholders effectively:

     1. Ongoing active and participatory review of Sovereign's strategic plan and its long range goals and of Sovereign's performance against such plan and goals, and the evaluation of the desirability, as appropriate, of modifications to such plans and goals;

     2. Monitoring of Sovereign's activities which may pose significant risks to Sovereign and of Sovereign's programs to respond to and contain such risks;

     3. Ongoing review and monitoring of Sovereign's progress in achieving its critical success factors, including assessment of the development of Sovereign's key team members;

     4. Periodic, independent and objective review of the performance and development of the Chief Executive Officer and other members of executive management and their compensation relative to such performance;

     5. Ongoing review of Sovereign's adherence to its corporate "Mission," "Vision" and "Values," which include Sovereign's articulation of its responsibilities to its stakeholders, including its shareholders, customers, team members, and the communities Sovereign serves;

     6. Periodic study, using outside resources, of Sovereign's strategic alternatives, including sale, continuing its current strategy, or engaging in a merger of equals;

     7. Ongoing review of, and compliance with, Sovereign's policies and procedures, particularly its Code of Conduct, and other policies designed to assure compliance by Sovereign with law and regulation;

     8. Review of the selection process for nominees for election to Sovereign's Board and the overall quality, interest, diligence, participation and contribution of its members; and

     9. The availability, dissemination and explanation of the information which the Board and management believe is needed for the Board to perform its duties diligently and effectively in the interest of Sovereign's stakeholders.

     The Board met sixteen times during 1997. Each director attended at least 75% of the total number of Board meetings held during 1997. Each director also attended at least 75% of the aggregate total number of meetings of the Board and its Committees on which the director served except one director who attended 64% of the total number of such meetings.

     In addition to consisting principally of outside directors, Sovereign's Board occasionally excludes management directors from meetings. It also otherwise acts in an independent manner and considers itself to be interested, diligent, actively involved in Sovereign's affairs and otherwise dedicated to principles of good corporate governance.

     In what it perceives as an important action from the perspective of Sovereign's shareholders, Sovereign's Board, in January 1998 adopted a policy which requires directors, and certain key officers to own, by certain dates, a specified dollar value of Sovereign stock geared generally to their degree of responsibility or salary levels. Under this policy, Sovereign directors, Sovereign Bank directors, Sovereign's CEO and Sovereign Executive management are required to beneficially own shares of common stock having a value $100,000, $50,000, six times base salary, and three times base salary, respectively, at all times during their tenure with Sovereign, beginning January 1, 1999. Senior management and members of Sovereign's Leaders group are required to beneficially own shares of Sovereign common stock having a value of two times base salary and one time base salary, respectively, beginning January 1, 2001. Shares of Sovereign common stock issuable upon the exercise of stock options and shares allocated to the account of a Sovereign employee under Sovereign's Employee Stock Ownership Plan are not considered beneficially owned for purposes of the Policy. Sovereign's Board took this action, with the concurrence of its Corporate Governance and Ethics Committee, in an effort to assure that the interests of directors, officers and certain key employees are more completely aligned with those of Sovereign's shareholders.

                             ELECTION OF DIRECTORS

     Sovereign's Board of Directors consists of eight members and is divided into three classes: Class I directors, whose term expires in 2000; Class III directors, whose term expires in 1999; and Class II directors, whose present term expires in 1998 at the Meeting and, if and when elected at the Meeting, whose term will expire in 2001.

     The Board of Directors has unanimously nominated Rhoda S. Oberholtzer and Daniel K. Rothermel for election as Class II directors of Sovereign. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors. Sovereign's management, however, has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

     The two nominees who receive the highest number of votes cast at the Meeting will be elected Class II directors. Shares represented by properly executed proxies in the accompanying form will be voted for the Class II nominees named below unless otherwise specified in the proxy by the shareholder. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

     The following table sets forth certain information concerning (i) the nominees for election as Class II directors of Sovereign, (ii) the continuing Class I and Class III directors of Sovereign, (iii) each named present or former executive officer of Sovereign identified in the summary compensation table on page 14, and (iv) all Sovereign directors and executive officers as a group, including their beneficial ownership of shares of common stock of Sovereign as of the Record Date. Unless otherwise indicated, each such Sovereign director and each such named executive officer holds sole voting and investment power over the shares listed as beneficially owned and the shares listed constitute less than 1% of the outstanding shares. Shares indicated as being subject to options are shares issuable pursuant to options outstanding and vested under Sovereign's stock option plans. Time in service for certain directors includes time served as a director of Sovereign's and Sovereign Bank's predecessor institutions.

                                                                         AMOUNT AND
                                                                         NATURE OF            PERCENT
                                                             DIRECTOR    BENEFICIAL          OF COMMON
NAME                                                   AGE    SINCE     OWNERSHIP(1)           STOCK
----                                                   ---   --------   ------------         ---------
NOMINEES AS CLASS II DIRECTORS
  TO SERVE UNTIL 2001
Rhoda S. Oberholtzer.................................  67      1979         38,898(2)             *
Daniel K. Rothermel..................................  59      1976         96,871(3)             *
CONTINUING AS CLASS I DIRECTORS
  TO SERVE UNTIL 2000
Fred D. Hafer........................................  57      1997          2,627(4)             *
Patrick J. Petrone...................................  68      1987        251,106(5)             *
Cameron C. Troilo, Sr................................  59      1974        551,556(6)             *
CONTINUING AS CLASS III DIRECTORS
  TO SERVE UNTIL 1999
Richard E. Mohn......................................  66      1981        482,325(7)             *
Jay S. Sidhu.........................................  46      1987      2,377,000(8)           2.1%
G. Arthur Weaver.....................................  64      1971        155,365(9)             *
EXECUTIVE OFFICERS
Karl D. Gerhart......................................  45       n/a        486,967(10)            *
Lawrence M. Thompson, Jr.............................  45       n/a        310,712(11)            *
All Sovereign Directors and executive officers as a
  group (10 persons).................................  n/a      n/a      4,753,421(12)(13)      4.2

------------------
 (1) The table reflects data supplied by each director and executive officer. The table also reflects shares of Sovereign common stock owned by the trustee of Sovereign's Employee Stock Ownership Plan which have been allocated to the accounts of the executive officers identified in the table, and as a group. The data in the table reflect the 6-for-5 stock split to be effected on April 15, 1998 to shareholders of record on March 31, 1998.

 (2) Shares and percent include 526 shares held by Mrs. Oberholtzer's spouse.

 (3) Mr. Rothermel holds shared voting and investment power over 7,817 shares. Shares and percent include 1,270 shares held by Mr. Rothermel's spouse with respect to which Mr. Rothermel disclaims beneficial ownership. Shares and percent include 42,751 shares subject to vested options.

 (4) Mr. Hafer holds shared voting and investment power over 2,237 shares.

 (5) Mr. Petrone holds shared voting and investment power over 75,570 shares.

 (6) Shares and percent include 61,783 shares subject to vested options.

 (7) Shares and percent include 55,324 shares subject to vested options.

 (8) Mr. Sidhu holds shared voting and investment power over 769,083 shares. Shares and percent include 861,833 shares subject to vested options, and 27,673 shares held by Sovereign's 401(k) Retirement Savings Plan that are allocated to Mr. Sidhu's account. Shares and percent include 18,568 shares purchased and held by the Sovereign Employee Stock Ownership Plan (the "Sovereign ESOP") which are allocated to Mr. Sidhu's account and over which he exercises voting power.

 (9) Mr. Weaver holds shared voting and investment power over 42,545 shares. Shares and percent include 42,751 subject to vested options.

(10) Mr. Gerhart holds shared voting and investment power over 106,704 shares. Mr. Gerhart's shares and percent include 65,414 shares subject to vested options and 61,451 shares held by Sovereign's 401(k) Retirement Savings Plan which are allocated to Mr. Gerhart's account. Shares and percent include 14,107 shares purchased and held by the Sovereign ESOP which are allocated to Mr. Gerhart's account and over which he exercises voting power.

(11) Mr. Thompson holds shared voting and investment power over 102,838 shares. Mr. Thompson's shares and percent include 188,677 shares subject to vested options and 5,399 shares held by Sovereign's 401(k) Retirement Savings Plan which are allocated to Mr. Thompson's account. Shares and percent include 13,798 shares purchased and held by the Sovereign ESOP that are allocated to Mr. Thompson's account and over which he exercises voting power.

(12) In the aggregate, these persons hold shared voting and investment power over 1,595,893 shares. Shares and percent include 1,318,533 shares subject to vested options and 94,523 shares held by Sovereign's 401(k) Retirement Savings Plan allocated to the executive officers' accounts. Shares and percent include 46,473 shares purchased and held by the Sovereign ESOP that are allocated to participant accounts and over which they exercise voting power.

(13) Under a policy adopted by Sovereign's Board in January 1998, Sovereign's non-employee directors, Mr. Sidhu, Mr. Thompson and Mr. Gerhart, are required to beneficially own shares of Sovereign common stock having a value of $100,000, six times base salary, three times base salary and three times base salary, respectively, at all times during their tenure with Sovereign, beginning January 1, 1999. Shares of Sovereign common stock issuable upon exercise of stock options and shares allocated to the account of Messrs. Sidhu, Gerhart and Thompson under the Sovereign ESOP are not considered beneficially owned for purposes of the policy.

The principal occupation and business experience during the last five years of, and other information with respect to, each nominee for election as a director of Sovereign and of each continuing director of Sovereign is as follows:


   [PHOTO] FRED D. HAFER. Mr. Hafer was appointed President and Chief Operating Officer of GPU, Inc. (public utility company) in 1996. In 1997, he assumed the additional responsibilities of Chairman and Chief Executive Officer. Prior thereto, he served as President and Chief Operating Officer of Metropolitan Edison Co. ("Met-Ed") and Pennsylvania Electric Co. from 1994. Prior thereto, he served as President and Chief Operating Officer of Met-Ed from 1986. Mr. Hafer has served as a director of GPU, Inc. since 1996. Mr. Hafer serves as a member of the Compensation, Corporate Governance and Ethics, Merger and Acquisition, Pension and Risk Management Committees and also serves as Chairman and as a member of Sovereign's Audit Committee.

  [PHOTO] RICHARD E. MOHN. Mr. Mohn became Chairman of the Board of Sovereign Bank in November, 1989, and Chairman of Sovereign in May 1995. He is Chairman of Cloister Spring Water Company, Lancaster, Pennsylvania, a bottler and distributor of spring water. Mr. Mohn serves as a member of Sovereign's Executive, Compensation, Community Reinvestment and Public Responsibility, Corporate Governance and Ethics, Merger and Acquisition, Pension and Risk Management Committees and also serves as Chairman and as a member of Sovereign's Nominating Committee.

  [PHOTO] RHODA S. OBERHOLTZER. Mrs. Oberholtzer is retired. Prior to her retirement she was Floral Manufacturing Manager of Stauffer's of Kissel Hill, Lititz, Pennsylvania. Mrs. Oberholtzer serves on Sovereign's Audit, Community Reinvestment and Public Responsibility, Corporate Governance and Ethics and Risk Management Committees, and also serves as a Chairperson and as a member of Sovereign's Pension Committee.

  [PHOTO] PATRICK J. PETRONE. Mr. Petrone retired as President of the Charter Federal Savings Bank Division of Sovereign Bank and as Vice Chairman of Sovereign Bank in October 1996. Prior to the merger of Charter Federal Savings Bank into Sovereign Bank in 1994, he served as President and Chief Executive Officer of Charter and of Charter Federal. Mr. Petrone previously served as President and Chief Executive Officer of Charter since 1990 and President and Chief Executive Officer of Charter Federal since 1989. Mr. Petrone serves on Sovereign's Executive, Compensation, Nominating, and Risk Management Committees, and also serves as Chairman and as a member of Sovereign's Community Reinvestment and Public Responsibility Committee.

  [PHOTO] DANIEL K. ROTHERMEL. Mr. Rothermel became President and Chief Executive Officer of Cumru Associates, Inc., a private holding company in 1989. He retired, in 1989, as Vice President, General Counsel and Secretary of Carpenter Technology Corporation, a publicly held specialty steel manufacturer, a position he held for more than ten years. Mr. Rothermel is a member of Sovereign's Audit, Compensation, Merger and Acquisition and Nominating Committees, and also serves as Chairman and as a member of Sovereign's Executive Committee and Corporate Governance and Ethics Committee.

  [PHOTO] JAY S. SIDHU. Mr. Sidhu became President and Chief Executive Officer of Sovereign in November 1989, and was named President and Chief Executive Officer of Sovereign Bank in March 1989. Mr. Sidhu previously served as Treasurer and Chief Financial Officer of Sovereign since the organization of Sovereign in 1987. Mr. Sidhu serves as a member of Sovereign's Executive, Community Reinvestment and Public Responsibility, Corporate Governance and Ethics, Pension, and Risk Management Committees, and also serves as Chairman and a member of Sovereign's Merger and Acquisition Committee.

  [PHOTO] CAMERON C. TROILO, Sr. Mr. Troilo is the owner and President of Cameron C. Troilo, Inc., a holding company for entities engaged in the construction, building material supply, and real estate management businesses. Mr. Troilo previously served as Vice Chairman of Yardley Savings & Loan Association, which was acquired by Sovereign Bank in 1989. He presently serves on the Audit, Community Reinvestment and Public Responsibility, Nominating and Pension Committees, and also serves as Chairman and as a member of Sovereign's Risk Management Committee.

  [PHOTO] G. ARTHUR WEAVER. Mr. Weaver is a real estate and insurance executive with the George A. Weaver Company, New Holland, Pennsylvania. Mr. Weaver serves on Sovereign's Executive, Audit, Corporate Governance and Ethics, Nominating and Pension Committees, and also serves as Chairman and a member of Sovereign's Compensation Committee.

COMPENSATION PAID TO DIRECTORS

     Sovereign believes that the amount, form and methods used to determine compensation are an important ingredient in (i) attracting and maintaining directors who are independent, interested, diligent and actively involved in Sovereign's affairs, and (ii) more substantially aligning the interests of Sovereign's directors with the interests of Sovereign's stakeholders.

     In 1996, shareholders approved the Non-Employee Director Compensation Plan as a means of compensating non-employee directors of Sovereign and Sovereign Bank for all services rendered as directors. The Plan requires that, on a quarterly basis, all non-employees serving as directors of Sovereign and/or Sovereign Bank receive a fixed number of shares of Sovereign common stock, plus cash equal to the difference between the value of Sovereign common stock received and the individual's quarterly compensation. Sovereign's Chairman must receive the total amount of his compensation in Sovereign common stock. For the period ending September 30, 1997, directors of Sovereign who also served as directors of Sovereign Bank received 675 shares of Sovereign common stock quarterly plus cash sufficient to provide total quarterly compensation of $9,500 and directors of Sovereign who did not also serve as directors of Sovereign Bank received 500 shares of Sovereign common stock quarterly plus cash sufficient to provide total quarterly compensation of $7,000. Sovereign's Chairman received Sovereign common stock with a value sufficient to provide quarterly compensation of $25,000. Effective October 1, 1997, and in conjunction with the adoption of a new director's stock option plan, the plan was modified to provide that directors of Sovereign who also served as directors of Sovereign Bank receive 415 shares of Sovereign common stock quarterly, plus cash sufficient to provide total quarterly compensation of $3,600. Directors of Sovereign, who do not also serve as directors of Sovereign Bank, receive 325 shares of Sovereign common stock quarterly plus cash sufficient to provide total quarterly compensation of $1,800. Sovereign's chairman receives 1,600 shares of Sovereign common stock quarterly as compensation.

     In accordance with Sovereign's policy of creating and maintaining a long-term mutuality of interests between non-employee directors and Sovereign's shareholders, Sovereign has adopted, subject to shareholder approval, the Sovereign Bancorp, Inc. 1997 Non-Employee Directors' Stock Option Plan (see proposal No. 2 herein) to provide non-employee directors of Sovereign (and not Sovereign Bank) with nonqualified stock options as a portion of their compensation as directors. Each eligible director receives 20,000 stock options each year for a period of five years. No options were granted under this plan in 1997.

     Also, in accordance with Sovereign's policy of creating and maintaining this long term mutuality of interest, Sovereign adopted, in January 1998, a policy under which all Sovereign's non-employee directors, as well as Sovereign's CEO who is a management director, are required to beneficially own shares of Sovereign common stock having a value of $100,000 and six times base salary, respectively, at all times during their tenure with Sovereign, beginning January 1, 1999.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     Sovereign Bancorp, Inc.'s Executive Compensation Program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed entirely of non-employee Directors. The Executive Compensation Program is structured and administered to support Sovereign's mission, which is to be a highly focused, quality driven, market led and results oriented company, seeking continually to outperform the market in terms of consistency, growth in earnings, quality of earnings and return on equity. The program is also structured to link executive compensation to Sovereign's performance and, through programs which are substantially weighted in favor of the use of Sovereign stock as a compensation medium, to more closely align the interests of executive management with those of Sovereign's shareholders.

     The Compensation Committee evaluates and recommends, to the Board of Directors, compensation and awards for the Chief Executive Officer. The Chief Executive Officer, Jay S. Sidhu, evaluates and approves compensation and awards for the other executive officers. Such compensation and awards are based upon Sovereign's performance and each individual's performance in meeting personal and team objectives.

COMPENSATION PHILOSOPHY

     The Executive Compensation Program of Sovereign has been designed to:

     o Align the interests of executives with the long-term interests of shareholders through award opportunities which result in ownership of common stock;

     o Motivate key team members to achieve a superior level of quality performance and financial results by rewarding them for their achievement;

     o Support a pay-for-performance policy that supplements overall company compensation amounts based on company-wide results, team oriented results and individual performance; and

     o Provide the executive with an appropriate level of retirement income through the use of a combination of both qualified and nonqualified deferred compensation programs.

COMPONENTS OF COMPENSATION

     At present, the Executive Compensation Program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of options to acquire Sovereign stock, deferred compensation and employee benefits, which are also significantly stock based. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives and less on salary and employee benefits, causing greater variability in the individual's absolute compensation from year-to-year. Base salary levels for the executive officers of Sovereign are set below average compared to other companies within its peer group because executives can have the opportunity for total compensation, including long-term compensation, to exceed the average salary for peer group companies upon Sovereign's achievement of predetermined financial goals and objectives set by the Compensation Committee and the Board of Directors. The intent is to have incentive compensation tied to performance results. Pursuant to this policy and in light of the significant performance based increase in Mr. Sidhu's bonus for 1997, his base salary was not increased in January 1998. The other named executive officers were granted salary increases in 1997. These salary increases were not based on any mathematical formula and did not directly relate to any quantitative factors.

SHORT-TERM INCENTIVE COMPENSATION

     Incentive compensation awards in 1998 were based on a review of Sovereign's 1997 performance. This review included an assessment of Sovereign's results of operations for 1997 and of performance against financial hurdles, set in early 1997, relating to return on equity, earnings and capital levels for 1997. The hurdles reflected the Board of Directors' determination of the appropriate goals for a growth oriented company. No bonuses would have been paid to executive management if Sovereign had not achieved these financial goals. Pursuant to a formula recommended by the Compensation Committee and approved by the Board early in 1997, Mr. Sidhu was entitled to a bonus for 1997 if certain hurdles were met or exceeded. Mr. Sidhu was also entitled to receive a special bonus for 1997 if these hurdles were met and if certain goals relating to growth, both internal and external, were met or exceeded by December 31, 1997. Because Sovereign substantially exceeded these goals and hurdles, Mr. Sidhu was eligible to receive an incentive compensation award of $908,000 for 1997, 50% of which Mr. Sidhu elected to defer under the Bonus Deferral Plan discussed under "Long-Term Incentive Compensation."

     The Compensation Committee determined the amount of bonus paid to Mr. Sidhu and Mr. Sidhu determined the bonuses paid to the other named executives. In a continuing effort to align the interests of executive management with the interests of shareholders by making a higher percentage of total compensation stock based, Mr. Sidhu's bonus increases by 5% if he agrees to use his bonus to increase his stake in Sovereign by purchasing shares of Sovereign common stock with the bonus. The bonuses of certain executive officers, from time-to-time, are likewise increased if they agree to purchase stock.

LONG-TERM INCENTIVE COMPENSATION

     Sovereign's shareholders approved the 1996 Stock Option Plan at the 1996 Annual Meeting of Shareholders. The 1996 Plan, like its predecessor plans, is a long-term plan designed not only to provide incentive to management, but also to align a significant portion of the Executive Compensation Program with shareholder interests. The 1996 Stock Option Plan permits Sovereign to grant certain officers a right to purchase shares of stock over a ten (10) year period, at the fair market value per share at the date the option is granted. In granting incentive stock options to Mr. Sidhu and the other executive officers, the Compensation Committee took into account Sovereign's financial performance, Sovereign's long-term strategic goal of increasing shareholder value, the executive's level of responsibility and his continuing contributions to Sovereign.

     Effective as of November 1, 1997, the Board of Directors adopted the Sovereign Bancorp, Inc. Bonus Recognition and Retention Plan (the "Bonus Deferral Plan"). Under the Bonus Deferral Plan, a selected executive employee of Sovereign or certain of its subsidiaries is entitled to annually defer receipt of 25% to 50% of his or her bonus for a given year. The deferred amount is placed in a grantor trust and invested in Sovereign common stock. A 100% matching contribution is made to the trust by or on behalf of the participant's employer and is likewise invested in Sovereign common stock. Earnings on the deferral and match are reinvested in such stock as well. A participant becomes 100% vested in the aggregate of each year's deferral, match and earnings thereon (the "Account Balance") five years after the initial funding of such year's contributions to the trust. A participant also vests in the Account Balance in the event of termination of employment by reason of death, disability, retirement, involuntary termination or the occurrence of a change of control (as such terms are defined). Termination for cause (as defined) or voluntary termination of employment prior to the expiration of the five-year vesting period generally results in the forfeiture of the entire Account Balance, including the amount initially deferred by the participant. Payment of vested Account Balances is made, in stock, in accordance with the election of the participant or, in certain cases, at other times specified by the plan document. To the extent permitted by law, a participant is entitled to vote all shares of Sovereign common stock comprising his or her Account Balances. Otherwise, such shares are voted by the trustee in its discretion. The Bonus Deferral Plan is administered independently of all other plans of deferred compensation maintained from time to time by Sovereign and its subsidiaries. Messrs. Sidhu, Gerhart and Thompson have each elected to defer receipt of 50% of their respective bonuses for 1997.

     In addition to the three qualified pension benefit plans maintained by Sovereign and certain of its subsidiaries for the benefit of their eligible employees, three additional nonqualified plans are maintained to, among other things, supplement benefits that may be limited by certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The qualified plans are a defined benefit retirement plan, the 401(k) Retirement Savings Plan, and the Sovereign ESOP. The three nonqualified plans are described below.

     Effective as of June 1, 1997, the Board of Directors adopted the Sovereign Bancorp, Inc. Enhanced Executive Retirement Plan (the "Enhanced Retirement Plan"). Under the Enhanced Retirement Plan, a selected executive employee of Sovereign or certain of its subsidiaries, who satisfies such plan's requirements, will be entitled to an enhanced defined benefit pension to the extent the pension from the qualified defined benefit retirement plan and certain other sources is less than a targeted level. Such targeted level is an annual pension equal to 60% of his or her average compensation (which includes salary, bonus, deferred compensation but excludes income from the exercise of stock options). The actual supplemental pension to which an eligible executive is entitled to receive under the Enhanced Retirement Plan is reduced, but not below zero, by the sum of his or her (i) pension under the qualified defined benefit retirement plan, (ii) calculated Social Security benefit, and (iii) pension under the Supplemental Retirement Plan described below. In order to vest in the enhanced pension, an eligible executive must remain employed by Sovereign until age 55 and attain 5 years of service under the qualified retirement plan. Provision is made for a reduction in the plan benefit for a participant who terminates before age 60 or who has completed less than 15 years of service, but in no event will the targeted level be reduced below 30% of average compensation. Provision is also made by the plan document for enhanced survivor's and disability retirement benefits. In the case of a change in control (as defined), special provisions apply, including immediate 100% vesting and the elimination of the reduction in benefit for age and years of service below the general plan requirements. Under certain circumstances (such as defined misconduct and a breach of any applicable covenant not to compete), enhanced plan benefits may be forfeited. Currently, only Messrs. Sidhu, Gerhart and Thompson have been selected to participate in the Enhanced Retirement Plan.

     Effective as of January 1, 1997, the Board of Directors adopted the Sovereign Bancorp, Inc. Supplemental Executive Retirement Plan (the "Supplemental Retirement Plan"). The purpose of the Supplemental Retirement Plan is to replace, for selected employees, those benefits under the qualified defined benefit retirement plan that are limited by certain provisions of the Code. In general, selected employees will receive supplemental pensions equal to such limited amount, subject generally to the provisions, conditions and other limitations of the qualified plan document. Immediate 100% vesting is provided, however, upon the occurrence of a change in control (as defined). Plan benefits are provided through a grantor trust.

     Effective as of January 1, 1997, the Board of Directors amended the Sovereign Bancorp, Inc. Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan") to more closely align its provisions with Sovereign's long-term incentive compensation policy. The Deferred Compensation Plan, as amended, is intended to serve two primary purposes. First, it is intended to replace, for selected employees, those benefits under the 401(k) Retirement Savings Plan that are limited by certain provisions of the Code. A 50% matching contribution is made on behalf of a participant who defers receipt of at least the required minimum amount of his or her compensation, subject to the condition that matching contributions under the two plans will not be made with respect to more than 6% of compensation. Second, the Deferred Compensation Plan is intended to provide a vehicle for selected employees and directors of Sovereign and certain of its subsidiaries to defer receipt of compensation generally. The minimum and maximum annual deferrals permitted under the Deferred Compensation Plan for employee-participants are $2,600 and 75% of base salary and bonus, respectively. Participating directors may defer receipt of any portion of their fees. Interest is credited on all account balances at rates determined from time to time in accordance with the provisions of the plan document. Participants are always 100% vested in their account balances. Payment of plan benefits is generally made following termination of employment under the option (which may include a lump sum) selected by the participant.

     The following tables, and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion. This report has been furnished by the Compensation Committee whose members are:

                         G. Arthur Weaver, Chairman
                         Richard E. Mohn
                         Daniel K. Rothermel
                         Fred D. Hafer
                         Patrick J. Petrone

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation awarded to, earned by or paid for services in all capacities to Sovereign with respect to the fiscal years ended December 31, 1997, 1996 and 1995, of those persons who during 1997, (i) served as Sovereign's chief executive officer or (ii) were executive officers (other than the chief executive officer) whose total annual salary and bonus exceeded $100,000 (collectively with the chief executive officer, the "Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                     ANNUAL COMPENSATION           COMPENSATION
                                  --------------------------   ---------------------
                                                               SECURITIES UNDERLYING       ALL OTHER
            NAME AND                      SALARY     BONUS        OPTIONS/SARS(3)      COMPENSATION(4)(5)
       PRINCIPAL POSITION         YEAR    ($)(1)     ($)(2)             (#)                   ($)
--------------------------------  ----   --------   --------          -------                ------
Jay S. Sidhu                      1997   $291,154   $454,000          217,800                $4,750
  President and                   1996    245,000    567,000           26,250                 4,500
  Chief Executive Officer         1995    195,000    460,479                0                 4,725

Karl D. Gerhart                   1997    163,462     75,478          105,120                 4,750
  Chief Financial                 1996    125,000     82,784           10,500                 4,500
  Officer and Treasurer           1995    114,038     85,555                0                 4,065

Lawrence M. Thompson, Jr.         1997    163,462     75,478          105,120                 4,750
  Chief Administrative            1996    125,000     82,784           10,500                 2,548
  Officer and Secretary           1995    114,038     85,555                0                 3,859

------------------
(1) Messrs. Sidhu, Gerhart and Thompson each received salary increases in 1997. Mr. Sidhu's salary level increased to $295,000 in January, 1997. Messrs. Gerhart and Thompson's salary levels increased to $155,000 in January, 1997 and to $180,000 in August, 1997.

(2) Mr. Sidhu's bonus for 1997 (paid in 1998) was increased by 5% because Mr. Sidhu agreed to purchase Sovereign common stock with the proceeds of such bonus. Amounts shown for 1997 reflect 50% of the bonus amount actually awarded because Messrs. Sidhu, Gerhart and Thompson each elected to defer, and subject to a substantial risk of forfeiture, receipt of the remaining 50% of their respective bonuses under the Bonus Deferral Plan. The deferred amount, as well as Sovereign's matching contribution are subject to such risk of forfeiture for five years. See "Long-Term Incentive Compensation" above for a more complete description of the Bonus Deferral Plan.

(3) Reflects 6-for-5 stock split to be effected on April 15, 1998 to shareholders of record on March 31, 1998.

(4) Does not include the value of 1,468 shares of Sovereign Common Stock allocated to the accounts of each of Messrs. Sidhu, Gerhart, and Thompson, under the terms of the Sovereign ESOP as of December 31, 1997.

(5) Amounts appearing in this column are Sovereign's contributions on behalf of each named person to the Sovereign Bancorp, Inc. 401(k) Retirement Savings Plan, and, in the case of Messrs. Sidhu, Gerhart and Thompson, include Sovereign's contributions to the Sovereign Bancorp, Inc. Nonqualified Deferred Compensation Plan.

     The following table sets forth information concerning grants of stock options during the fiscal year ended December 31, 1997 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                 -----------------------------------------------    POTENTIAL REALIZABLE
                                 NUMBER OF    % OF TOTAL                              VALUE AT ASSUMED
                                 SECURITIES    OPTIONS                                 ANNUAL RATES OF
                                 UNDERLYING   GRANTED TO   EXERCISE                  PRICE APPRECIATION
                                  OPTIONS     EMPLOYEES    OR BASE                     FOR OPTION TERM
                                 GRANTED(1)   IN FISCAL    PRICE(2)   EXPIRATION   -----------------------
             NAME                   (#)          YEAR       ($/SH)       DATE       5%(%)(3)    10%($)(3)
             ----                ----------   ----------   --------   ----------    --------    ---------
                                   37,800         5.5%     $ 9.38      1/16/07     $  223,020   $  565,110
Jay S. Sidhu...................   180,000        26.1       13.28      8/17/07      1,503,000    3,812,400

                                   15,120         2.2        9.38      1/16/07         89,208      226,044
Karl D. Gerhart................    90,000        13.0       13.28      8/17/07        751,500    1,906,200

                                   15,120         2.2        9.38      1/16/07         89,208      226,044
Lawrence M. Thompson, Jr.......    90,000        13.0       13.28      8/17/07        751,500    1,906,200

------------------
(1) All amounts represent a mix of incentive stock options and nonqualified stock options. Terms of outstanding incentive stock options are for a period of ten years and nonqualified stock options are for a period of ten years and one month from the date the option is granted. An option may only be exercised after the holder has been an employee of Sovereign or one of its subsidiaries for one full year from the date the option is granted or three months from the date the employee's employment is terminated. Of the options granted to Messrs. Sidhu, Gerhart and Thompson, 180,000, 90,000, and 90,000, respectively, vest ratably over a period of three years. Options are not exercisable following an optionee's voluntary termination of employment other than by reason of retirement or disability.

(2) Under the terms of the plan, the exercise price per share must equal the fair market value on the date the option is granted. The exercise price may be paid in cash, in shares of Sovereign common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Sovereign, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3) The dollar amounts set forth under these columns are the result of calculations made at the 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of Sovereign common stock.

     The following table sets forth information concerning exercised and unexercised options to purchase Sovereign common stock:

  AGGREGATED OPTIONS EXERCISED IN LAST YEAR AND DECEMBER 31, 1997 OPTION VALUE

                                                                   NUMBER OF
                                                                  SECURITIES             VALUE OF
                                                                  UNDERLYING           UNEXERCISED
                                                                  UNEXERCISED          IN-THE-MONEY
                                                                  OPTIONS AT            OPTIONS AT
                                                                 DECEMBER 31,          DECEMBER 31,
                                  SHARES                           1997 (#)              1997 ($)
                                ACQUIRED ON    VALUE REALIZED    EXERCISABLE/          EXERCISABLE/
            NAME               EXERCISE (#)         ($)          UNEXERCISABLE        UNEXERCISABLE
            ----               ------------    --------------    -------------        -------------
Jay S. Sidhu.................          0          $      0      997,752/217,800   $17,252,795/$3,766,125

Karl D. Gerhart..............     12,600            68,166       50,294/105,120       869,674/ 1,817,700

Lawrence M. Thompson, Jr.....     10,298           109,056      173,557/105,120     3,001,093/ 1,817,700

PENSION PLAN

     Sovereign maintains a defined benefit retirement plan ("Pension Plan") for all employees who have attained age 21 and have completed one year of eligibility service. The following table sets forth the estimated annual benefits payable upon retirement to participants at normal retirement age, in the average annual salary and years of service classifications specified.

                      SOVEREIGN BANCORP, INC. PENSION PLAN
                 ILLUSTRATION OF BENEFITS AT DECEMBER 31, 1997

        FIVE YEAR          BENEFITS PAYABLE PER YEARS OF SERVICE(1)(2)
         AVERAGE       ---------------------------------------------------
     REMUNERATION(3)      15         20         25         30        35
     ---------------      --         --         --         --        --
        $ 60,000       $11,433   $ 15,243   $ 19,054   $ 22,865   $ 26,676
          80,000        17,133     22,843     28,554     34,265     39,976
         100,000        22,833     30,443     38,054     45,665     53,276
         120,000        28,533     38,043     47,554     57,065     66,576
         140,000        34,233     45,643     57,054     68,465     79,876
         160,000        39,933(4)  53,243(4)  66,554(4)  79,865(4)  93,176(4)
         180,000        39,933(4)  53,243(4)  66,554(4)  79,865(4)  93,176(4)
         200,000        39,933(4)  53,243(4)  66,554(4)  79,865(4)  93,176(4)
         220,000        39,933(4)  53,243(4)  66,554(4)  79,865(4)  93,176(4)
         240,000        39,933(4)  53,243(4)  66,554(4)  79,865(4)  93,176(4)

------------------
(1) The following are the years of credited service under Sovereign's Pension Plan for the persons named in the cash compensation table: Mr. Sidhu -- 11 years; Mr. Thompson -- 12 years; and Mr. Gerhart -- 21 years.

(2) Benefits are computed in single life annuity amounts on the basis of an assumed year of birth of 1950 and without any deduction for Social Security or other offset amounts.

(3) Represents the highest average remuneration received over a consecutive five-year period during the last ten years, excluding deferred compensation other than 401(k) Retirement Savings Plan contributions, subject in the cases of Messrs. Sidhu, Gerhart and Thompson to a compensation limit of $160,000 in 1997.

(4) The 1997 maximum annual benefit permitted when the Internal Revenue Code's annual compensation limit of $160,000 and maximum annual benefit limit are applied to the Pension Plan's benefit formula.

                              CERTAIN TRANSACTIONS

EMPLOYMENT AGREEMENTS

     Sovereign and Sovereign Bank entered into an employment agreement, dated March 1, 1997, with Jay S. Sidhu, which superseded, in its entirety, Mr. Sidhu's then existing employment agreement. Mr. Sidhu's agreement has an initial term of five years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of five years except that, at certain times, notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. No such notice has been given.

     The agreement provides a base salary which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for Mr. Sidhu.

     If Mr. Sidhu's employment is terminated without cause (as defined), or if Mr. Sidhu voluntarily terminates employment for "good reason," Mr. Sidhu becomes entitled to severance benefits under the agreement. The term good reason includes the assignment of duties and responsibilities inconsistent with Mr. Sidhu's status as President and Chief Executive Officer, a reduction in salary or benefits or a reassignment which requires Mr. Sidhu to move his principal residence more than 100 miles from Sovereign's principal executive office. If any such termination occurs, Mr. Sidhu will be paid an amount equal to five times the sum of (i) his highest annual base salary under the agreement, and
(ii) the average of his annual bonuses with respect to the three calendar years immediately preceding his termination. Such amount will be payable in sixty equal monthly installments. In addition, in the event of such termination, Mr. Sidhu will be entitled to continuation of certain insurance and other specified benefits for sixty months or until he secures substantially similar benefits through other employment, whichever shall first occur. Further, Mr. Sidhu will be entitled to additional retirement benefits to which he would have been entitled had his employment continued through the then remaining term of the agreement. If the payments and benefits under the agreement, when aggregated with other amounts received from Sovereign and Sovereign Bank, are such that Mr. Sidhu becomes subject to excise tax on excess parachute payments under Code Sections 4999 and 280G of the Internal Revenue Code, he will receive additional payments equal to such excise tax and any incremental income taxes he may be required to pay by reason of the receipt of additional amounts under the agreement. Sovereign estimates that, if Mr. Sidhu had terminated employment as of March 1, 1998 under circumstances entitling him to the above-described severance benefits, he would have been entitled to receive $4.8 million, exclusive of the non-cash benefits, additional retirement benefits, and any potential excise tax-related payments.

     If Mr. Sidhu's employment terminates by reason of his disability, he will be entitled to continuation of 80% of the annual base salary and bonus described above, less amounts payable under any disability plan of Sovereign, until the earliest of (i) his return to employment, (ii) his attainment of age 65, or
(iii) his death. Provision is also made generally for the continuation of insurance and other specified benefits for such period, as well as additional credits for retirement benefit purposes.

     The agreement contains provisions restricting Mr. Sidhu's right to compete with Sovereign and Sovereign Bank during the period he is receiving severance or disability benefits thereunder, except under certain circumstances.

     Sovereign has also entered into employment agreements with Karl D. Gerhart and Lawrence M. Thompson, Jr., each dated September 25, 1997, which superseded in their entirety the executives' then existing employment agreements. Each agreement, has an initial term of three years and, unless terminated as set forth therein, is automatically extended at certain dates to provide a new term of three years except that at certain times notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. Each agreement provides a base salary which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, each agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for the executive.

     If Mr. Gerhart's or Mr. Thompson's employment is terminated without cause (as defined), whether or not a change in control (as defined) of Sovereign has occurred, or if Mr. Gerhart or Mr. Thompson voluntarily terminates employment for good reason (as defined) following a change in control, the executive becomes entitled to severance benefits under the agreement. The benefits are continuation of salary, bonus (equal to the average bonus for the three prior years), and insurance and other fringe benefits for three years. If, in the absence of a change in control, Mr. Gerhart's or Mr. Thompson's employment is terminated without cause, cash benefits payable under the agreement are reduced by an amount equal to 25% of any compensation received from another employer. Each agreement contains a provision restricting the executive's right to compete, for a period of 12 months, after a voluntary termination of employment without good reason or any termination for cause; in all other circumstances, after termination of employment, there is no covenant not to compete. In the event severance payments and benefits under either agreement, when added to all other benefits in the nature of "parachute payments" under Code Section 280G, payable to either executive would cause the excise tax provisions of Code
Section 4999 to apply then the payments and benefits under such agreement will be reduced to the minimum extent necessary to avoid such tax.

INDEMNIFICATION

     The by-laws of Sovereign provide for (1) indemnification of directors, officers, employees and agents of Sovereign and its subsidiaries and (2) the elimination of a director's liability for monetary damages, each to the fullest extent permitted by Pennsylvania law. Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a by-law amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Directors and officers of Sovereign are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Sovereign. The premium for 1997 was $259,000.

     On December 21, 1993, Sovereign Bank entered into an Indemnification Agreement (the "Indemnification Agreement") with Mr. Sidhu. The Indemnification Agreement provides that Sovereign Bank will indemnify Mr. Sidhu to the fullest extent permitted by applicable law and regulation for all expenses, judgments, fines and penalties incurred in connection with, and amounts paid in settlement of, any claim relating to, among other things, the fact that Mr. Sidhu is or was a director or officer of Sovereign or Sovereign Bank (an "Indemnifiable Claim"). Sovereign Bank will also advance expenses upon Mr. Sidhu's request in connection with any Indemnifiable Claim.

     Sovereign Bank's indemnification obligations are subject to the condition that a Reviewing Party (as defined in the Indemnification Agreement) shall not have determined that Mr. Sidhu would not be permitted to be indemnified under applicable law. To the extent that it is subsequently determined that Mr. Sidhu is not entitled to indemnification, he shall reimburse Sovereign Bank for any amounts previously paid.

     Upon a Change in Control (as defined in the Indemnification Agreement) of Sovereign or Sovereign Bank, all determinations regarding Sovereign Bank's indemnification obligations under the Indemnification Agreement shall be made by Independent Legal Counsel (as defined in the Indemnification Agreement). Upon a Potential Change in Control (as defined in the Indemnification Agreement) of Sovereign or Sovereign Bank, Sovereign Bank shall, upon written request by Mr. Sidhu, create and fund a trust for the benefit of Mr. Sidhu in order to ensure satisfaction of Sovereign Bank's indemnification obligations under the Indemnification Agreement.

INDEBTEDNESS OF MANAGEMENT

     Prior to August 1989, Sovereign Bank offered consumer and residential mortgage loans to directors of Sovereign and its subsidiaries, full-time employees with six months continuous service at Sovereign Bank, and part-time employees with one year of continuous service at Sovereign Bank, at preferential terms with respect to interest rates and loan fees. Specifically, interest rates offered to such persons were up to 1% lower than rates offered to nonaffiliated persons for similar transactions, and certain loan origination fees were waived. As a result of the enactment in August 1989 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, which made certain provisions of the Federal Reserve Act applicable to Sovereign and Sovereign Bank, any credit extended by Sovereign Bank to executive officers and directors of Sovereign Bank and Sovereign, and to the extent otherwise permitted, principal shareholders of Sovereign or any related interest of the foregoing must be (i) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Sovereign Bank with non-affiliated parties, and (ii) not involve more than the normal risk of repayment or present other unfavorable features.

     At December 31, 1997, there were no directors or executive officers of Sovereign whose aggregate indebtedness to Sovereign Bank exceeded $60,000, and whose loan was granted on preferential terms applicable to directors, officers and employees of Sovereign Bank and Sovereign at the time the loan was made.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Sovereign's officers and directors, and any persons owning ten percent or more of Sovereign's common stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission (the "SEC"). Persons filing such beneficial ownership statements are required by SEC regulation to furnish Sovereign with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that "late filings" of such statements be disclosed in Sovereign's proxy statement. Based solely on Sovereign's review of any copies of such statements received by it, and on written representations from Sovereign's existing directors and officers that no annual statements of beneficial ownership were required to be filed by such persons, Sovereign believes that all such statements were timely filed in 1997.

OTHER

     Cameron C. Troilo, a Class I director, leases space to Sovereign Bank for its branch and commercial lending facilities located in Newtown, Bucks County, Pennsylvania. The aggregate monthly rental for these facilities is $9,924, excluding operating expenses and reimbursement for electricity. Sovereign believes that the amount of rent charged by Mr. Troilo is not in excess of the amount of rent charged by unrelated parties for similar premises in the area.

PERFORMANCE GRAPH

     Set forth below is a graph and table comparing the yearly percentage change in the cumulative total shareholder return on Sovereign's common stock against
(1) the cumulative total return on the S&P 500 Index, (2) the cumulative total return on the NASDAQ Bank Index, and (3) the cumulative total return on the largest three Pennsylvania bank holding companies (CoreStates Financial Corp, Mellon Bank Corp. and PNC Bank Corp.) for the five-year period commencing January 1, 1993, and ending December 31, 1997.

     Cumulative total return on Sovereign's common stock, the S&P 500 Index, the NASDAQ Combination Bank Index and the common stock of the largest three Pennsylvania bank holding companies equals the total increase in value since January 1, 1993, assuming reinvestment of all dividends. The graph and table were prepared assuming that $100 was invested on January 1, 1993, in Sovereign's common stock, the S&P 500, the NASDAQ Bank Index and the common stock of the largest three Pennsylvania bank holding companies.


                                   [GRAPHIC]

In the printed version of the document, a line graph appears which depicts the following plot points:


                                           1992   1993      1994      1995      1996      1997
                                           ----  -------   -------   -------   -------   -------
S&P 500..................................  $100  $107.06   $105.41   $141.36   $170.01   $222.72
NASDAQ Bank Index........................   100   129.37    130.80    189.41    238.95    390.90
Sovereign................................   100   177.67    117.84    164.13    226.38    432.17
Top 3 Banks in PA(1).....................   100   101.37     91.63    150.29    200.86    329.25

------------------
(1) Includes CoreStates Financial Corp, Mellon Bank Corp. and PNC Bank Corp.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding persons known by Sovereign to own more than 5% of the outstanding shares of Sovereign's common stock as of the Record Date.

                                                  AMOUNT AND NATURE
                                                    OF BENEFICIAL      PERCENT OF
      NAME AND ADDRESS OF BENEFICIAL OWNER            OWNERSHIP       COMMON STOCK
      ------------------------------------        -----------------   ------------
Sovereign ESOP..................................      5,873,873           5.2%
c/o York Bank & Trust Company
P.O. Box 869
21 East Market Street
York, Pennsylvania 17401

------------------
(1) Under the terms of the Sovereign ESOP, shares held by the Sovereign ESOP are allocated to individual employee accounts as the debt incurred to purchase the shares is repaid. Once allocated to an individual employee account, shares are voted in the manner directed by the employee. Prior to allocation, the trustee is required to vote the shares in its discretion. As of the Record Date, 1,262,741 shares were allocated to the accounts of Sovereign employees and 4,611,132 shares were unallocated.

                PROPOSAL TO APPROVE THE SOVEREIGN BANCORP, INC.
                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

DESCRIPTION OF THE 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The purposes of the Sovereign Bancorp, Inc. 1997 Non-Employee Directors' Stock Option Plan (the "1997 Stock Option Plan") are to promote the long-term success of Sovereign by creating a long-term mutuality of interests between the non-employee Directors and shareholders of Sovereign, to provide an additional inducement for such Directors to remain with Sovereign and to provide a means through which Sovereign may attract able persons to serve as Directors.

     Shareholders have previously authorized a one-time grant of options to non-employee directors under the 1993 Stock Option Plan. No further options may be granted to non-employee directors thereunder.

     The principal features of the 1997 Stock Option Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 1997 Stock Option Plan which is appended as Exhibit "A" to this proxy statement.

     The 1997 Stock Option Plan authorizes the Compensation Committee (the "Committee") of the Board of Directors (the "Board") to grant options for the purchase of up to 1,000,000 shares of Sovereign's common stock. Sovereign's policy is to have outstanding, at any one time, options to acquire no more than 10% of Sovereign's shares outstanding at such time, including options issued under all Sovereign stock option plans and options issued under the plans of institutions which have merged with or who have been acquired by Sovereign. At December 31, 1997, options to acquire 2,862,424 shares of Sovereign common stock were outstanding, representing approximately 2.5% of Sovereign's outstanding common stock, as of such date.

     Under the 1997 Stock Option Plan, only nonqualified stock options may be granted to eligible directors of Sovereign. As of the Record Date, Sovereign had 7 directors who would be eligible to participate in the 1997 Stock Option Plan.

     Option grants are made annually on the third business day following the date of each annual meeting of Sovereign's shareholders. Each eligible director will receive an annual option to purchase 20,000 shares of Sovereign common stock. No eligible director can receive options under the plan to purchase more than 100,000 shares of common stock in total. In January 1998, each non-employee director received a grant of options to purchase 20,000 shares of Sovereign common stock, subject to shareholder approval of the Plan.

     The 1997 Stock Option Plan authorizes a committee composed of at least three members of the Board, who serve at the discretion of the Board, to administer and interpret the 1997 Stock Option Plan. Any shares as to which an option expires, lapses unexercised, or is terminated or canceled may be subject to a new option.

     The exercise price for options granted under the 1997 Stock Option Plan will be the fair market value of the stock underlying the option on the date the option is granted. Therefore no dollar value or gain to the optionee is possible without appreciation in the stock price after the date the option is granted.

     The nonqualified stock options granted under the 1997 Stock Option Plan may be exercised for 10 years and 1 month after the date of grant. No option may be transferred by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable during the optionee's lifetime only by the optionee.

     Under the 1997 Stock Option Plan, options may not be exercised during the 12 month period following the date of grant, unless the optionee retires (as defined in the 1997 Stock Option Plan), dies or unless there occurs a "change in control" of Sovereign during such period. In that event the options become immediately exercisable. The term, "Change in Control" is defined in the 1997 Stock Option Plan to mean, among other things, the execution of a binding written agreement (which is approved, if legally required, by Sovereign's shareholders) to sell Sovereign in a transaction in which (i) Sovereign's shareholders do not own, after the transaction, at least 51% of the voting securities of the surviving institution, and (ii) persons who were members of Sovereign's Board do not constitute at least 51% of the members of the Board of the surviving institution.

     Under the 1997 Stock Option Plan, in the event of an optionee's retirement, stock options may continue to be exercised during the term of the option up to three years from the date of retirement. "Retirement" is defined in the 1997 Stock Option Plan to mean the failure, for any reason, to stand for reelection as a director. An optionee whose service terminates due to death or disability may exercise an option until the earlier of the term of the option or three years after such termination of service as a director.

     If an optionee's service as a director is terminated for "Cause," or if he or she resigns, all options granted to such person terminate upon the date of removal or resignation. Under the 1997 Stock Option Plan, termination for "Cause" is defined as termination of service resulting from (i) the optionee's conviction of or plea of guilty to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the optionee for a period of forty-five (45) consecutive days, (ii) the optionee's willful failure to follow the lawful instructions of the Board of Directors after receipt by the optionee of written notice of such instructions, or (iii) any government regulatory agency recommending or ordering that the optionee be terminated or relieved of his duties.

     At the election of the holder of a nonqualified option and subject to the rules established by the Committee, any required withholding taxes may be satisfied by Sovereign withholding shares of common stock issued on the exercise of a nonqualified stock option which have a fair market value equal to or less than any required withholding taxes, delivery by the holder to Sovereign of sufficient common stock to satisfy the withholding obligation, or delivery by the holder to Sovereign of sufficient cash to satisfy the withholding obligations.

     The Board may amend, suspend or terminate the 1997 Stock Option Plan at any time without shareholder approval, subject to the requirements of applicable securities and tax laws; provided, however, that the Board may not, without shareholder approval, amend the 1997 Stock Option Plan so as to (i) increase the number of shares subject to the 1997 Stock Option Plan, (ii) change the class of eligible participants, or (iii) otherwise change the 1997 Stock Option Plan in any manner deemed material under applicable federal securities laws. In addition, the Board may not modify or amend the 1997 Stock Option Plan with respect to any outstanding option or impair or cancel any outstanding option without the consent of the affected optionee.

TAX CONSEQUENCES

     The 1997 Stock Option Plan permits non-employee directors of Sovereign to receive grants of nonqualified stock options. The 1997 Stock Option Plan is not a qualified plan under Code Section 401(a) and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Sovereign has been advised that under the Code, the following federal income tax consequences will result when nonqualified stock options are granted or exercised, although the following is not intended to be a complete statement of the applicable law.

     An optionee will not be deemed to receive any income for federal tax purposes at the time a nonqualified stock option is granted, nor will Sovereign be entitled to a tax deduction at that time. At the time of exercise, however, the optionee will realize ordinary income in an amount equal to the excess of the market value of the shares at the time of exercise of the option over the option price of such shares. Sovereign is allowed a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee due to the exercise of a non-qualified stock option at the time of such recognition by the optionee.

STOCK-FOR-STOCK EXCHANGE

     If an optionee exercises nonqualified stock options by exchanging previously-owned statutory option stock, the Internal Revenue Service has ruled that the optionee will not recognize gain on the disposition of the statutory option stock (assuming the holding period requirements applicable to such statutory option stock have been satisfied) because of the non-recognition rule of Code Section 1036.

     No grant of options under the proposed 1997 Stock Option Plan has been made.

     If the 1997 Stock Option Plan is approved by the shareholders, Sovereign anticipates that the Plan will be registered with the Securities and Exchange Commission and with any applicable state securities commission where registration is required. The cost of such registrations will be borne by Sovereign.

     As provided above, only non-employee directors of Sovereign will be eligible to receive stock options under the 1997 Stock Option Plan.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE 1997 STOCK OPTION PLAN. The affirmative vote of a majority of all votes cast at the Meeting is required to adopt the 1997 Stock Option Plan. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. All proxies will be voted "FOR" adoption of the 1997 Stock Option Plan unless a shareholder specifies to the contrary on such shareholder's proxy card.

                    PROPOSAL TO APPROVE CONTINUATION OF THE
                     SOVEREIGN EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     On March 10, 1987, the Penn Savings Bank, F.S.B. Employee Stock Purchase Plan of 1987 (the "1987 Plan") was adopted by the Board of Directors of Penn Savings Bank, F.S.B ("Penn Savings"), a predecessor of Sovereign Bank. The shareholders of Penn Savings approved the plan on May 19, 1987. The plan became a plan of Sovereign covering the employees of Sovereign and its subsidiaries, upon Sovereign becoming a holding company. The 1987 Plan expired by its terms on June 30, 1997. Due to the success of the 1987 Plan in encouraging and enabling employees of Sovereign to acquire a proprietary interest in Sovereign through the ownership of shares of Sovereign's common stock, Sovereign adopted, subject to shareholder approval, an amendment and restatement of the 1987 Plan as the Sovereign Bancorp, Inc. Employee Stock Purchase Plan (the "1997 Stock Purchase Plan"). The 1997 plan is virtually identical to the 1987 Plan and continues to provide a stock option for all employees satisfying the 1997 plan's eligibility provisions to purchase Sovereign's common stock. The 1997 Stock Purchase Plan document is attached hereto as Exhibit "B" and is incorporated herein by reference. The following description of the 1997 Stock Purchase Plan is qualified in its entirety by reference to the plan document.

     The total number of shares of common stock to be reserved under the 1997 Stock Purchase Plan is 1,000,000 shares (subject to adjustment as described below).

PURPOSE

     The purpose of the 1997 Stock Purchase Plan is to encourage and enable employees of Sovereign, or any subsidiary of Sovereign, to acquire a proprietary interest in Sovereign through the ownership of shares of Sovereign's common stock. Sovereign believes that employees who participate in the 1997 Stock Purchase Plan will have a closer identification with Sovereign by virtue of their ability, as shareholders, to participate in Sovereign's growth and earnings. Shares of common stock will be purchased directly from Sovereign from authorized but previously unissued shares or shares held in the treasury. Proceeds from the sale of the common stock pursuant to the 1997 Stock Purchase Plan will be used by Sovereign for general corporate purposes. It is the intention of Sovereign that the 1997 Stock Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code.

ADMINISTRATION

     The 1997 Stock Purchase Plan will be administered by a committee of not less than three directors of Sovereign (the "Committee"), none of whom may be full time employees of Sovereign or of any subsidiary. The Committee will be appointed by, and serve at the pleasure of, Sovereign's Board of Directors. Sovereign's Board of Directors has appointed the members of its Compensation Committee as the Committee members. The Committee will have the authority to determine all questions of interpretation and operation of the 1997 Stock Purchase Plan, which determination will be final and binding on all plan participants.

ELIGIBILITY

     Any employee, including any officer, who has worked for Sovereign and/or a subsidiary (as defined in the plan) of Sovereign for a continuous period of at least six months and who customarily works more than five (5) months per year and more than 20 hours per week is eligible to participate in the 1997 Stock Purchase Plan. Eligible employees who desire to participate in the 1997 Stock Purchase Plan must complete and return the required forms to Sovereign. As of the Record Date, there were approximately 1,850 employees eligible to participate in the 1997 Stock Purchase Plan.

OPERATION OF THE PLAN

     The total number of shares of common stock to be reserved under the 1997 Stock Purchase Plan is 1,000,000 shares. If adjustments are made in the number of outstanding shares of common stock by reason of a stock dividend, stock split-up, or similar change in capitalization, subsequent to July 1, 1997, Sovereign's Board of Directors will, in its discretion, make appropriate adjustments in the number of shares that may be reserved for purchase under the 1997 Stock Purchase Plan and the purchase price (as defined below) therefor.

     The 1997 Stock Purchase Plan will be implemented by two six-month periods (the "Option Periods") per year, commencing January 1 and July 1, during which participants may contribute to the 1997 Stock Purchase Plan through payroll deductions. The 1997 Stock Purchase Plan will continue until substantially all of the shares reserved under the plan are sold, or until its termination, which Sovereign's Board of Directors may effect at any time. On each bi-weekly pay date (the "Exercise Date"), each participant will acquire shares of common stock under the 1997 Stock Purchase Plan. The number of shares will be based on the dollar amount accumulated in the participant's stock purchase account at the end of the applicable Option Period.

     The purchase price (the "Option Price") for each share of common stock to be sold under the 1997 Stock Purchase Plan will be an amount not less than 85% and not more than 100% (such percentage to be fixed by the Committee prior to the first day of each Option Period) of the closing sale price of one share of common stock as reported on the NASDAQ National Market System on the Exercise Date, whichever is lower. (The Committee has initially established the applicable percentage at 92.5%.) If no sales of common stock are reported on an Exercise Date, the market price for the relevant date will be the closing sale price of one share as reported for the last preceding trading date. If Sovereign's Board of Directors determines that there are unusual circumstances or occurrences under which such prices do not reflect the fair value of such shares, then Sovereign's Board of Directors may determine such fair market value based upon such prices or market quotations as it shall deem appropriate.

     Bi-weekly purchases of common stock will be made by means of payroll deductions during each Option Period. The deductions may not exceed 15% (or such lesser percentage as the Committee may determine) of a participant's regular base salary or hourly base rate of pay, but may not be less than $1.00 per pay period. (The initial maximum applicable percentage has been set at 15%.) A participant's regular base salary or hourly base rate of pay will not include overtime pay, bonuses, commissions, and any other payment in excess of normal salary or hourly pay. Subject to the above limitations, the amount of the payroll deduction is discretionary with each participant, but may not be changed by a participant during an Option Period. However, a participant may withdraw from the 1997 Stock Purchase Plan at any time. (See "Withdrawal from the Plan" herein.) Contributions made through payroll deductions may be used by Sovereign for any corporate purpose and could be subject to the claims of Sovereign's creditors.

     On each Exercise Date, the Committee will use the bi-weekly payroll deduction of a participant to purchase for him or her the maximum number of shares of common stock permitted by the 1997 Stock Purchase Plan. The following are the limitations on the number of shares of common stock that may be purchased by each participant in an offering under the 1997 Stock Purchase Plan:

          (a) No common stock may be purchased by any participant if, by reason of such purchase, such participant would own 5% or more of the total combined voting power or value of all classes of stock of Sovereign or one of its subsidiaries. For purposes of this limitation, an individual will be considered as owning stock owned by certain of his or her relatives and a percentage of stock owned by any corporation, partnership, estate or trust in which he or she has an interest; and stock which a participant may purchase under outstanding options issued under Sovereign's Stock Option Plans or otherwise shall be treated as stock owned by the participant.

          (b) No participant will be granted an option which permits his or her rights to purchase common stock under the 1997 Stock Purchase Plan and all other Code Section 423 plans of Sovereign or a subsidiary to accrue at a rate which exceeds $25,000 of fair market value of such common stock (determined at the time the option is granted) for each calendar year.

          (c) If the aggregate funds available for the purchase of common stock on any Exercise Date would cause the issuance of shares in excess of the number of shares of common stock available under the 1997 Stock Purchase Plan, the Committee will proportionately reduce the number of such shares purchased by each participant to eliminate such excess and the 1997 Stock Purchase Plan shall automatically terminate immediately after such Exercise Date.

          (d) The maximum number of shares of common stock which a participant may purchase in any Option Period shall equal his or her total scheduled 1997 Stock Purchase Plan payroll deductions for such Option Period divided by 50% of the per share fair market value of Sovereign's common stock as of the first day of such Option Period.

     All shares purchased shall be credited to a participant's account, but shall initially be registered in the name of Sovereign's nominee, as agent for the participant, and held until such time as his or her participation in the 1997 Stock Purchase Plan terminates or he or she files a written request to have a stock certificate or certificates issued to him or her. A participating employee will have all of the rights of a shareholder with respect to shares purchased under the 1997 Stock Purchase Plan, whether or not certificates have been issued.

WITHDRAWAL FROM THE PLAN

     A participant may withdraw from the 1997 Stock Purchase Plan at any time by giving written notice to the Committee. Upon withdrawal any common stock purchased under the 1997 Stock Purchase Plan by the withdrawing participant (and then credited to his or her plan account) will be promptly distributed to such person.

     Termination of a participant's employment for any reason, including retirement or death, will result in the immediate termination of his or her participation in the 1997 Stock Purchase Plan. Any common stock purchased under the 1997 Stock Purchase Plan by such person (and then credited to his or her plan account) will be promptly distributed.

NONTRANSFERABILITY

     Rights to purchase common stock under the 1997 Stock Purchase Plan will be exercisable only by the participant, will not be transferable, and will expire upon a participant's death.

TERM AND AMENDMENT

     Although Sovereign intends to maintain the 1997 Stock Purchase Plan in effect until all shares of common stock reserved thereunder have been purchased, the Board of Directors may at any time amend or terminate the 1997 Stock Purchase Plan, except that no amendment to the 1997 Stock Purchase Plan may be made, without prior shareholder approval, if such amendment would (i) provide for the sale of more than the number of shares to be authorized hereby, (ii) materially change the benefits provided under the plan or the eligibility requirements for participation in the plan, or (iii) change the definition of a "subsidiary" as set forth therein.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax consequences pertaining to participation in the 1997 Stock Purchase Plan. It is not intended to constitute a detailed analysis of such consequences, nor does it discuss the state, local or other consequences applicable to plan participation.

     A participating employee will not recognize income on the first day of an Option Period or on an Exercise Date. If acquired shares are disposed of within two years after the first day of the applicable Option Period, then an individual will recognize as ordinary income, in the taxable year of the disposition, an amount equal to the excess of the fair market value of the shares at the time of purchase (i.e., the Exercise Date) over the Option Price therefor. If acquired shares are disposed of more than two years after the first day of the applicable Option Period, then an individual will recognize as ordinary income, in the taxable year of the disposition, an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the Option Period in which they were purchased over the Option Price therefor (determined as if the shares were purchased on that date), or (ii) the excess of the fair market value of the shares at the time of the disposition over the amount paid for such shares.

     An individual's tax basis for common stock purchased under the 1997 Stock Purchase Plan will be equal to the Option Price of the shares plus any ordinary income recognized as described above. Any recognizable gain in excess of ordinary income recognized upon disposition of the common stock will be capital gain and any loss will be capital loss. Whether any such capital gain or loss is short-term, mid-term or long-term will depend on how long the shares were held.

     If an individual dies while owning common stock purchased under the 1997 Stock Purchase Plan, there will be included in the individual's ordinary income, for the taxable year closing with the individual's death, an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the Option Period in which they were purchased over the Option Price therefor (determined as if the shares were purchased on that date), or (ii) the excess of the fair market value of the shares at the time of death over the amount paid for such shares.

     If an individual recognizes ordinary income as a result of the disposition of common stock within two years of the first day of an applicable Option Period, then Sovereign will be entitled to a deduction equal to the ordinary income recognized. Sovereign will not be entitled to a deduction under any other circumstances.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 1997 STOCK PURCHASE PLAN. THE BOARD BELIEVES THAT THE EXISTENCE OF THE PLAN WILL ASSIST IN ATTRACTING AND RETAINING QUALIFIED EMPLOYEES OF SOVEREIGN AND SOVEREIGN BANK AND WILL HAVE THE EFFECT OF MORE SIGNIFICANTLY ALIGNING THE INTERESTS OF THESE EMPLOYEES WITH THOSE OF SOVEREIGN'S SHAREHOLDERS. The affirmative vote of a majority of all votes cast at the Meeting is required to approve the adoption of the 1997 Stock Purchase Plan. Abstentions and broker non-votes will not constitute or be counted as

"votes" cast for purposes of the Meeting. All proxies will be voted "FOR" adoption of the 1997 Stock Purchase Plan unless a shareholder specifies to the contrary on such shareholder's proxy card.

             PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of Sovereign has appointed Ernst & Young LLP, certified public accountants, as Sovereign's independent auditors for the fiscal year ending December 31, 1998. No determination has been made as to what action Sovereign's Board of Directors would take if shareholders do not ratify the appointment.

     Ernst & Young LLP has conducted the audit of the financial statements of Sovereign and its subsidiaries for the year ended December 31, 1997. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN'S INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the Meeting is required to ratify the appointment. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. All proxies will be voted "FOR" ratification of the appointment unless a shareholder specifies to the contrary on such shareholder's proxy card.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Sovereign's 1999 Annual Meeting of Shareholders will be held on or about April 15, 1999.

     In accordance with the By-Laws of Sovereign, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign, not less than 90 days nor more than 120 days prior to such annual meeting.

     Any shareholder who desires to submit a proposal to be considered for inclusion in Sovereign's proxy materials relating to its 1999 Annual Meeting of Shareholders must submit such proposal in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn:
Secretary), on or before November 16, 1998.

                      DIRECTOR NOMINATIONS BY SHAREHOLDER

     In accordance with the by-laws of Sovereign, any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board by providing notice thereof in writing and delivered or mailed to Sovereign not less than 90 days prior to the date of the 1999 Annual Meeting of Shareholders.

     Any shareholder who desires to submit a candidate to be considered for nomination to the Board of Directors for inclusion in Sovereign's proxy materials relating to its 1999 Annual Meeting of Shareholders must submit the same information as that required to be stated by Sovereign in its Proxy Statement with respect to nominees of the Board of Directors. The shareholder nomination should be submitted in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn: Secretary), on or before January 15, 1999.

                                 ANNUAL REPORT

     Sovereign's Annual Report on Form 10-K for the year ended December 31, 1997, including a list of the exhibits thereto, is enclosed herewith.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ LAWRENCE M. THOMPSON, JR.
                                          -------------------------------------
                                          LAWRENCE M. THOMPSON, JR.
                                          Secretary

PLEASE REMEMBER TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR IMPORTANT VOTE WILL BE COUNTED AT THE ANNUAL MEETING.

                                                                     EXHIBIT "A"

                            SOVEREIGN BANCORP, INC.
                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The purposes of the Sovereign Bancorp, Inc. 1997 Non-Employee Directors' Stock Option Plan (the "Plan") are to promote the long-term success of Sovereign Bancorp, Inc. (the "Corporation") by creating a long-term mutuality of interests between the non-employee Directors and stockholders of the Corporation, to provide an additional inducement for such Directors to remain with the Corporation and to provide a means through which the Corporation may attract able persons to serve as Directors of the Corporation.

                                   SECTION 1
                                 ADMINISTRATION

     The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Corporation (the "Board") and consisting of not less than two members of the Board. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the actions of a majority of the members present at any meeting at which a quorum is present, or actions approved in writing by all the members of the Committee, shall be the actions of the Committee.

     The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

     Notwithstanding the above, the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as hereinafter provided, and the Committee shall have no discretion as to such matters.

                                   SECTION 2
                        SHARES AVAILABLE UNDER THE PLAN

     The aggregate number of shares which may be issued and as to which grants of stock options may be made under the Plan is 1,000,000 shares of the Common Stock, no par value, of the Corporation (the "Common Stock"), subject to adjustment and substitution as set forth in Section 5.

     If any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each.

                                   SECTION 3
                             GRANT OF STOCK OPTIONS

     On the third business day following the day of each annual meeting of the stockholders of the Corporation, each person who is then a member of the Board and who is not then an employee of the Corporation or any of its subsidiaries (a "non-employee Director") shall automatically and without further action by the Board or the Committee be granted a "nonstatutory stock option" (i.e., a stock option which does not qualify under Sections 422 or 423 of the Internal Revenue Code of 1986, as amended (the "Code")) to purchase 20,000 shares of Common Stock, subject to adjustment and substitution as set forth in Section 5.

     However, no non-employee Director can receive options to purchase more than 100,000 shares of Common Stock (or the number of adjusted or substituted shares pursuant to Section 5) under the Plan. If the number of shares then remaining available for the grant of stock options under the Plan is not sufficient for each non-employee Director to be granted an option for 20,000 shares (or the number of adjusted or substituted shares pursuant to Section 5), then each non-employee Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of non-employee Directors, disregarding any fractions of a share.

                                   SECTION 4
                     TERMS AND CONDITIONS OF STOCK OPTIONS

     Stock options granted under the Plan shall be subject to the following terms and conditions:

          (A) The purchase price at which each stock option may be exercised (the "option price") shall be one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, determined as provided in Section 4(G).

          (B) The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order); provided, however, that in lieu of such cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Corporation shares of Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in Section 4(G), equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and
     (ii) no shares of Common Stock which have been held for less than six months may be delivered in payment of the option price of a stock option. Delivery of shares may also be accomplished through the effective transfer to the Corporation of shares held by a broker or other agent. The Corporation will also cooperate with any person exercising a stock option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the stock option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. Notwithstanding the foregoing, the exercise of the stock option shall not be deemed to occur and no shares of Common Stock will be issued by the Corporation upon exercise of the stock option until the Corporation has received payment of the option price in full. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of shares of the Common Stock which may be issued under the Plan as provided in Section 2.

          (C) No stock option shall be exercisable until the grantee has remained in the continuous service of the Corporation for a period of one year after the date of grant of such option except in case of death or retirement as provided in Section 4(E) or in case of Change in Control as provided in Section 6.

          Subject to the preceding sentence and subject to Section 4(E) (which provides for earlier termination of a stock option under certain circumstances), each stock option shall be exercisable for ten years and one month from the date of grant and not thereafter. A stock option to the extent exercisable at any time may be exercised in whole or in part.

          (D) No stock option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee's guardian or legal representative. These restrictions on transferability shall not apply to the extent such restrictions are not at the time required for the Plan to continue to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), or any successor Rule.

          (E) If a grantee ceases to be a Director of the Corporation for any reason, any outstanding stock options held by the grantee shall be exercisable according to the following provisions:

               (i) If a grantee ceases to be a Director of the Corporation by reason of total and permanent disability, any outstanding stock option held by such grantee shall be exercisable by the grantee (but only if exercisable by the grantee immediately prior to ceasing to be a Director) at any time prior to the expiration date of such stock option or within three years after the date the grantee ceases to be a Director, whichever is the shorter period;

               (ii) If during his term of office as a Director a grantee resigns from the Board or is removed from office for cause (as such term is defined in the Sovereign Bancorp, Inc. 1996 Stock Option Plan), any outstanding stock option held by the grantee shall terminate as of the date of resignation or removal;

               (iii) If a grantee ceases to be a Director of the Corporation due to death, any outstanding stock option held by the grantee at the time of death (whether or not exercisable by the grantee immediately prior to death) shall be exercisable by the person entitled to do so under the will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such stock option or within three years after the date of death of the grantee, whichever is the shorter period; and

               (iv) If a grantee ceases to be a Director of the Corporation due to retirement (which shall be deemed the failure, for any reason, to stand for reelection as a Director), any outstanding stock option held by the grantee at the date of retirement (whether or not exercisable by the grantee immediately prior to retirement) shall be exercisable by the grantee at any time prior to the expiration date of such stock option or within three years after the date the grantee ceases to be a director, whichever is the shorter period.

          A stock option held by a grantee who has ceased to be a Director of the Corporation shall terminate upon the expiration of the applicable exercise period, if any, specified in this Section 4(E).

          (F) All stock options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee.

          (G) Fair market value shall be (i) during such time as Common Stock is not listed on an established stock exchange or exchanges but is listed on the NASDAQ National Market System, the fair market value per share shall be the closing sale price for the Common Stock on the day the option is granted. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which such a sale occurred; (ii) during such time as the Common Stock is not listed on an established stock exchange or on the NASDAQ National Market System, fair market value per share shall be the mean between the closing dealer "bid" and "asked" prices for the Common Stock on the day of the grant, and if no "bid" and "asked" prices are quoted for the day of the grant, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted; (iii) if the Common Stock is listed on an established stock exchange or exchanges, the fair market value shall be deemed to be the closing price of the Common Stock on such stock exchange or exchanges on the day the option is granted or, if no sale of Common Stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred; and (iv) in the event the Common Stock is not traded on an established stock exchange or in the NASDAQ National Market System, and no closing dealer "bid" and "asked" prices are available on the date of grant, then fair market value will be the price established by the Committee in good faith.

          (H) The obligation of the Corporation to issue shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed and
     (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

         Subject to the foregoing provisions of this Section 4 and the other provisions of the Plan, any stock option granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 4(F), or an amendment thereto; except that in no event shall the Committee or the Board have any power or authority which would cause the Plan to fail to be a plan described in Rule 16b-3(c)(2)(ii), or any successor Rule.

                                   SECTION 5
                     ADJUSTMENT AND SUBSTITUTION OF SHARES

     If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock set forth in Section 3, the number of shares of the Common Stock then subject to any outstanding stock options and the number of shares of the Common Stock which may be issued under the Plan but are not then subject to outstanding stock options on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on such date.

     If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock set forth in Section 3, for each share of the Common Stock subject to any then outstanding stock option and for each share of the Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

     In case of any adjustment or substitution as provided for in the first two paragraphs of this Section 5, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

     If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash or extraordinary distribution to holders of the Common Stock, the Committee shall make any adjustments to any then outstanding stock option which it determines are equitably required to prevent dilution or enlargement of the rights of grantees which would otherwise result from any such transaction.

     No adjustment or substitution provided for in this Section 5 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

     Except as provided in this Section 5, a grantee shall have no rights by reason of any issue by the Corporation of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

                                   SECTION 6
                      ADDITIONAL RIGHTS IN CERTAIN EVENTS

(A)  Definitions.

     For purposes of this Section 6, the term "Change in Control" shall mean the first to occur of any of the following events:

          "Change in Control" -- means the first to occur of any of the following events:

          (1) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act except for any of the Corporation's employee benefit plans, or any entity holding the Corporation's voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the "Benefit Plan(s)"), is or becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities other than pursuant to a transaction described in (d) below;

          (2) there occurs a contested proxy solicitation of the Corporation's shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities;

          (3) a binding written agreement is executed (and, if legally required, approved by the Corporation's shareholders) providing for a sale, exchange, transfer or other disposition of substantially all of the assets of the Corporation or of Sovereign Bank, a Federal Savings Bank to another entity, except to an entity controlled directly or indirectly by the Corporation;

          (4) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

          (5) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

          (6) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and

          (7) based on the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

          (8) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted;

          (9) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (10) the occurrence of a Triggering Event within the meaning of the Rights Agreement dated as of September 19, 1989 between the Corporation and Harris Trust Company of New York, as amended.

     Notwithstanding clause (a) of the preceding paragraph, a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation's then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under clause (a) of the preceding paragraph. In no event shall a Change in Control of the Corporation be deemed to occur under such clause (a) above with respect to Benefit Plans.

(B)  Acceleration of the Exercise Date of Stock Options.

     Notwithstanding any other provision contained in the Plan, upon the occurrence of a Change in Control all outstanding stock options shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

                                   SECTION 7
                           EFFECT OF THE PLAN ON THE
                     RIGHTS OF CORPORATION AND STOCKHOLDERS

     Nothing in the Plan, in any stock option granted under the Plan, or in any stock option agreement shall confer any right to any person to continue as a Director of the Corporation or interfere in any way with the rights of the stockholders of the Corporation or the Board of Directors to elect and remove Directors.

                                   SECTION 8
                           AMENDMENT AND TERMINATION

     The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board, provided always that no such termination shall terminate any outstanding stock options granted under the Plan, and provided further that no amendment of the Plan shall (i) be made without stockholder approval if stockholder approval of the amendment is at the time required for stock options under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3, or any successor Rule, or by the rules of any stock exchange on which the Common Stock may then be listed, (ii) amend more than once every six months the provisions of the Plan relating to the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option other than to comport with changes in the Code or the rules and regulations thereunder or (iii) otherwise amend the Plan in any manner that would cause stock options under the Plan not to qualify for the exemption provided by Rule 16b-3, or any successor Rule. No amendment or termination of the Plan shall, without the written consent of the holder of a stock option therefore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

     Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any stock option agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for stock options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options theretofore granted under the Plan notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any stock option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to the stock option agreement referred to in Section 4(F) within such reasonable time as the Committee shall specify in such request.

                                   SECTION 9
                                 EFFECTIVE DATE

     The Plan shall become effective upon approval by the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at a duly called and convened meeting of such holders. If such approval is obtained at the Annual Meeting of Stockholders in 1998, the Plan shall be effective on the date of such meeting, the first stock options shall be granted on the third business day thereafter.

                                                                     EXHIBIT "B"

                            SOVEREIGN BANCORP, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                            (AS AMENDED AND RESTATED
                                 JULY 1, 1997)

                                   ARTICLE I

                          PURPOSE AND SCOPE OF THE PLAN

SECTION1.1 PURPOSE.

     The Sovereign Bancorp, Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Company.

SECTION1.2 DEFINITIONS.

     Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

     "Board of Directors" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended, and as the same may be further amended from time to time, and the Treasury Regulations promulgated thereunder.

     "Committee" means the committee of directors appointed by the Board of Directors, which committee shall administer the Plan as provided in Section 1.3.

     "Common Stock" means the common stock of the Company.

     "Company" means Sovereign Bancorp, Inc.

     "Compensation" means an Employee's salary or hourly base rate of pay, as the case may be, plus commissions, but excludes overtime pay, bonuses and any other payment in excess of normal salary or hourly pay.

     "Continuous Service" means the period of time, uninterrupted by a termination of employment, that an Employee has been employed by the Company or a Subsidiary, or both, immediately preceding an Offering Date. Such period of time shall include any leave of absence permitted or required to be taken into account by applicable Treasury Regulations.

     "Employee" means any common law employee of the Company or a Subsidiary.

     "Exercise Date" means each bi-weekly pay date during an Option Period.

     "Fair Market Value" of a share of Common Stock on any given date means the closing sale price for such shares on that date as reported by the National Association of Securities Dealers Automated Quotations. If a closing sale price for the Common Stock for the given date is not reported, or if there is none, the Fair Market Value will be equal to the closing sale price on the nearest trading day preceding such date. Notwithstanding the foregoing, if, in the Board of Directors' judgment, there are unusual circumstances or occurrences under which the otherwise determined Fair Market Value of the Common Stock does not represent the actual fair value thereof, then the Fair Market Value of such Common Stock shall be determined by the Board of Directors on the basis of such prices or market quotations as it shall deem appropriate and fairly reflective of the then fair value of such Common Stock.

     "Leave of Absence" means, for purposes of participation in the Plan, a person who is on leave of absence who shall be deemed to be an employee for the first ninety (90) days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the ninetieth
(90th) day of such leave of absence unless such Employee shall have returned to regular employment prior to the close of business on such ninetieth (90th) day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to employment, shall terminate an Employee's employment for all purposes under the Plan and shall terminate such Employee's participation in the Plan and the right to purchase Common Stock hereunder.

     "Offering Date" means January 1st and July 1st of each Plan Year.

     "Option Period" or "period" means the period beginning on an Offering Date and ending on the next succeeding June 30 or December 31.

     "Option Price" means the purchase price of a share of Common Stock hereunder as provided in Section 3.1.

     "Participant" means any Employee who (i) is eligible to participate in the Plan under Section 2.1, and (ii) elects to participate.

     "Plan" means the Sovereign Bancorp, Inc. Employee Stock Purchase Plan, as the same may be amended from time to time.

     "Plan Year" means the 12-consecutive-month period beginning on July 1st and ending on the following June 30th.

     "Stock Purchase Account" or "Account" means an account established and maintained in the name of each Participant to record the dollar amounts and shares of Common Stock accumulated on his behalf from time to time.

     "Stock Purchase Agreement" means the form prescribed by the Committee which must be executed by an Employee who elects to participate in the Plan. The proper execution and filing of such form shall constitute the grant of an option from time to time to the Employee in accordance with the terms of this Plan document and the terms of such form.

     "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the beginning of an Option Period, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Team Member Services" means the department responsible for personnel matters pertaining to an Employee.

SECTION1.3 ADMINISTRATION OF PLAN.

     The Plan shall be administered by a Committee, appointed by the Board of Directors, of not less than three (3) non-Employee directors. Subject to direction by the Board of Directors and the express provisions of this Plan document, the Committee shall be authorized to prescribe, amend and rescind rules and regulations relating to the Plan and the Committee's administration thereof; to interpret the Plan; to fix the terms of an offering under the Plan; to fix the rate of interest to be paid on balances in Stock Purchase Accounts; to prescribe the maximum percentage of payroll deductions permitted for an Option Period; to restrict participation in the Plan consistent with any requirement of law or regulation; and to make all other determinations necessary to the administration of the Plan, including appointment of individuals to facilitate the day-to-day operation thereof. The Committee's determinations as to the interpretation and operation of the Plan shall be final and conclusive.

SECTION1.4 EFFECTIVE DATE OF PLAN.

     The original effective date of the Plan was July 1, 1987. The effective date of this amended and restated Plan is July 1, 1997.

SECTION1.5 TERMINATION OF PLAN.

     The Board of Directors shall have the right to terminate the Plan at any time. Upon any such termination, the dollar amount and shares of Common Stock, if any, in each Participant's Account shall be distributed.

                                   ARTICLE II

                                 PARTICIPATION

SECTION2.1 ELIGIBILITY.

     Each Employee, who on an Offering Date (i) will have at least six (6) months of continuous service with the Company and/or a Subsidiary, (ii) will be an Employee whose customary employment is more than five (5) months in a calendar year, and (iii) will be an Employee whose customary employment is more than 20 hours per week, may become a Participant by executing and filing with Team Member Services a Stock Purchase Agreement prior to the earlier of such Offering Date or five business days prior to the first pay day in the applicable Option Period. An election to participate shall continue in effect until termination of participation occurs in accordance with Article V.

SECTION2.2 PAYROLL DEDUCTIONS.

     Payment for shares of Common Stock purchased under the Plan shall be made solely by authorized payroll deduction from each payment of Compensation in accordance with instructions received from a Participant. Deductions from payroll shall be expressed as a whole percentage of Compensation (determined on the first day of each Option Period) no greater than the percentage set by the Committee, but shall not be less than $1.00 per pay period. The actual maximum percentage that may be fixed by the Committee shall be 15%. A Participant may not increase or decrease the percentage deduction during an Option Period. However, a Participant may change the percentage deduction for any subsequent Option Period by filing notice thereof with Team Member Services prior to the date described in Section 2.1 for filing a Stock Purchase Agreement. Amounts deducted from a Participant's Compensation pursuant to this section shall be credited to such Participant's Account and shall bear interest in accordance with the provisions of Section 5.3.

SECTION2.3 TRANSFER OF PAYROLL DEDUCTIONS.

     All payroll deductions withheld by a Subsidiary under the Plan shall be immediately transferred to the Company.

SECTION2.4 LEAVE OF ABSENCE.

     If a Participant goes on a Leave of Absence, such Participant shall have the right to elect (i) to withdraw the balance in his Stock Purchase Account,
(ii) discontinue contributions to the Plan but remain a Participant in the Plan, or (iii) remain a Participant in the Plan during such Leave of Absence, authorizing deductions to be made from payments by the Company to the Participant during such Leave of Absence and undertaking to make cash payments to the Plan at the end of each Payroll Period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan deductions.

                                  ARTICLE III

                               PURCHASE OF SHARES

SECTION3.1 OPTION PRICE.

     The Option Price per share of the Common Stock sold to Participants hereunder shall be set by the Committee prior to the Offering Date. The Option Price shall not be less than 85%, nor more than 100%, of the Fair Market Value of such share on each Exercise Date of an Option Period.

SECTION3.2 PURCHASE OF SHARES.

     On each Exercise Date, the entire amount in a Participant's Account shall be used to purchase shares of Common Stock, calculated to four (4) decimal places, at the relevant Option Price.

SECTION3.3 LIMITATIONS ON PURCHASE AND GRANT.

     No Participant shall purchase Common Stock hereunder in any calendar year having a Fair Market Value of more than $25,000, provided that any such purchase shall not exceed the limitations imposed by Code Section 423(b)(8). Further, no Participant shall be granted the right to purchase Common Stock hereunder if, by reason of such grant, such Participant would be deemed to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. For purposes of the preceding sentence, the rules of Code Section 424(d) shall apply and Common Stock which a Participant may purchase under outstanding options shall be treated as stock owned by the Participant.

SECTION3.4 MAXIMUM NUMBER OF SHARES PURCHASABLE PER OPTION PERIOD.

     In addition to all other restrictions set forth herein, the maximum number of shares of Common Stock that an Employee may purchase during each Option Period shall be equal to the total amount of contributions that the Employee is scheduled to make to the Plan during such Period (in accordance with the terms of his effective Stock Purchase Agreement), divided by 50% of the per share Fair Market Value determined on the first day of such Period.

SECTION3.5 RESTRICTION ON TRANSFERABILITY.

     Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable and shall expire upon a Participant's death.

SECTION3.6 DIVIDEND REINVESTMENT.

     To the extent provided by the Committee, dividends on shares held in a Participant's Stock Purchase Account shall be reinvested in additional shares of Common Stock in accordance with the provisions of the Company's Dividend Reinvestment and Stock Purchase Plan then in effect.

                                   ARTICLE IV

                      PROVISIONS RELATING TO COMMON STOCK

SECTION4.1 COMMON STOCK RESERVED.

     Except as provided in Section 4.2, no more than 1,000,000 shares of the Company's Common Stock may be sold pursuant to options granted under the Plan.

SECTION4.2 ADJUSTMENT FOR CHANGES IN COMMON STOCK.

     (i) In the event that the shares of Common Stock of the Company as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then subject to the provisions of subsection (iii) below, a majority of the disinterested members of the Board of Directors may substitute for or add to each share of stock of the Company which was theretofore appropriated, or which thereafter may become subject to an offering under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Company shall be so changed or for which each such share shall be exchanged or to which such share shall be entitled, as the case may be. Outstanding Stock Purchase Agreements shall also be deemed appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

     (ii) If there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or of any stock or other securities in which such stock shall have been changed or for which it shall have been exchanged, and if a majority of the disinterested members of the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any offering which was theretofore made or which may thereafter be made under the Plan, that such adjustment shall be made in accordance with such determination.

     (iii) An offering pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments or reclassifications, reorganizations or changes in its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

SECTION4.3 INSUFFICIENT SHARES.

     If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 (as the same may be adjusted as provided in Section 4.2), (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess, and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

SECTION4.4 CONFIRMATION OF PURCHASES; REGISTRATION OF SHARES.

     Purchases of Common Stock hereunder shall be confirmed in writing to Plan Participants. All shares purchased shall be credited to his Account, but shall initially be registered in the name of the Company's nominee, as agent for Plan Participants. Such nominee will hold a Participant's share certificates until such time as his participation in the Plan terminates or he files a written request with his Team Member Services to have a certificate or certificates issued in his name. Except in the case of death, any certificate issued to a Participant must initially be issued in his name alone, or in his name and another as joint tenants with right of survivorship. Registration of any shares following the death of a Participant will be subject to the same rules as are then applicable to decedent shareholders generally.

SECTION4.5 RIGHTS AS SHAREHOLDERS.

     The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Participants for whom shares have been purchased shall be entitled to all rights of a shareholder with respect to such shares, including the right to receive dividends and the right to vote. The Company will take such steps as may be necessary to ensure that such rights are enjoyed by each Participant whose shares are held in nominee name.

SECTION4.6 CORPORATE REORGANIZATIONS, LIQUIDATIONS, ETC.

     In the event of any corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, provision may be made for the substitution of a new option for an old option, or an assumption of an old option, by an employer corporation or a corporation related to such corporation. Any provision for such substitution or assumption shall be subject to the limitations and provisions of Code Section 424.

                                   ARTICLE V

                          TERMINATION OF PARTICIPATION

SECTION5.1 VOLUNTARY WITHDRAWAL.

     A Participant may withdraw from the Plan at any time by filing notice of withdrawal with his Team Member Services prior to an Exercise Date. Upon withdrawal, the dollar amount and shares, if any, credited to his Stock Purchase Account shall be distributed to him and no shares will be purchased on his behalf for the applicable Option Period. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1.

SECTION5.2 TERMINATION OF ELIGIBILITY.

     If a Participant ceases to be employed by the Company or a Subsidiary during an Option Period, his participation in the Plan shall thereupon terminate. In such event, the dollar amount and shares, if any, in his Stock Purchase Account shall be distributed to him (or in the case of death, to his designated beneficiary(ies)) and no further shares will be purchased on his behalf. For purposes of this section, an Employee's participation in the Plan will not automatically terminate if he becomes an individual on a leave of absence permitted or required to be taken into account by applicable Treasury Regulations.

                                   ARTICLE VI

                               GENERAL PROVISIONS

SECTION6.1 TAX WITHHOLDING; INFORMATION RETURNS.

     Each Employee who elects to participate in the Plan shall be deemed to have consented to any income tax withholding that may hereafter be required by reason of his participation in the Plan or the disposition of, or payment of any dividends on, shares acquired by him under the Plan. The proper officers of the Company and each Subsidiary shall prepare and, where required, timely file such tax information returns and other notices as may be required by law from time to time.

SECTION6.2 NOTICES.

     Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective when received by Team Member Services.

SECTION6.3 CONDITION OF EMPLOYMENT.

     Neither the creation of the Plan, nor participation therein, shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee.

SECTION6.4 AMENDMENT OF THE PLAN.

     The Board of Directors may at any time, and from time to time, amend the Plan in any respect, except, that without approval of the Company's shareholders, no amendment may (i) increase the aggregate number of shares permitted to be reserved by the Board of Directors under the Plan other than as provided in Section 4.2, (ii) materially change the Plan benefits provided for herein, (iii) change the definition of a Subsidiary, or (iv) materially change the eligibility requirements for Employees. Any amendment of the Plan must be made in accordance with applicable provisions of the Code.

SECTION6.5 APPLICATION OF FUNDS.

     All funds received by the Company by reason of a purchase of shares hereunder may be used for any corporate purpose.

SECTION6.6 LEGAL RESTRICTIONS.

     The Company shall not be obligated to sell shares of Common Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

SECTION6.7 GENDER.

     Whenever used herein, use of any gender shall be applicable to all genders.

SECTION6.8 NUMBER.

     Whenever used herein, singular words shall include the plural, and vice versa, as the context requires.

SECTION6.9 GOVERNING LAW.

     Except to the extent preempted by Federal law, the Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

SECTION6.10 RESTATEMENT OF PLAN.

     This restatement of the Plan, as of July 1, 1997, shall be effective immediately.

                      DIRECTIONS TO THE SHERATON BERKSHIRE

         (ROUTE 422 WEST & PAPER MILL ROAD EXIT), 1741 PAPER MILL ROAD
                      WYOMISSING (READING), PA 19610-1207

FROM:

MANHATTAN, NY -- Take Lincoln Tunnel to NJ Tpk S to exit 14. Take I-78W to 222S. Continue 35 miles on 222S to exit marked 222S, 176S, 422W Lancaster Exit here, continue 2 miles thru 1st traffic light (do not follow signs to 422E or 222S which exits just before the traffic light). After light, exit onto Paper Mill Road, Sheraton is straight ahead.

ASBURY PARK/TRENTON, NJ -- Take I-95W to NJ Turnpike S to PA Turnpike W to Exit 22 Morgantown. Follow signs to I-176. Take I-176N to 422W to Paper Mill Road exit. Exit onto Paper Mill Road, Sheraton is straight ahead.

PHILADELPHIA, PA -- Take I-76W to PA Tpk W to Exit 22 Morgantown. Follow signs to I-176N 9 miles to 422W to the Paper Mill Road Exit. Exit onto Paper Mill Road, Sheraton is straight ahead.

PITTSBURGH/HARRISBURG, PA -- Take PA Tpk E to Exit 21 Denver. Follow signs to 222N to 422W to Paper Mill Road Exit. Exit onto Paper Mill Road, Sheraton is straight ahead.

SCRANTON/WILKES-BARRE, PA -- Take I-81S to 61S to 222S. Exit here, continue 2 miles thru 1st traffic light (do not follow signs to 422E or 222S which exits just before the traffic light). After light, exit onto Paper Mill Road, Sheraton is straight ahead.

DOVER, DE -- Take 13N to Wilmington to 141N to I-95N to 202N to 100N to PA Tpk W to Exit 22 Morgantown. Follow signs I-176N, 9 miles to 422W to Paper Mill Road Exit. Exit onto Paper Mill Road, Sheraton is straight ahead.

            Please mark your votes as indicated in this example |X|

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING MATTERS & PROPOSALS MATTER NO. 1:
ELECTION OF CLASS II DIRECTORS

 FOR all nominees
listed to the right
 (except as marked
 to the contrary)
     | |

WITHHOLD AUTHORITY
 to vote for all
 nominees listed
  to the right
     | |


                             Rhoda S. Oberholtzer;
                              Daniel K. Rothermel

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
               STRIKE A LINE THROUGH THE NAME IN THE LIST ABOVE.)


MATTER NO. 2:                           FOR        AGAINST      ABSTAIN
1997 NON-EMPLOYEE DIRECTORS' STOCK      | |          | |          | |
OPTION PLAN
MATTER NO. 3:                           FOR        AGAINST      ABSTAIN
EMPLOYEE STOCK PURCHASE PLAN            | |          | |          | |
MATTER NO. 4:                           FOR        AGAINST      ABSTAIN
RATIFICATION OF INDEPENDENT AUDITORS    | |          | |          | |


Please check this box if you plan to attend the 1998 Annual Meeting.    | |

The undersigned hereby acknowledges receipt of the Proxy Statement dated March 16, 1998 and hereby revokes any proxy or proxies heretofore given to vote share at said meeting or any adjournment thereof.


Dated:________________________________, 1998


-------------------------------------------------------------------------------
                                    Signature


-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
     Signature if held jointly. Please sign exactly as name appears hereon.


(PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE)
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                            SOVEREIGN BANCORP, INC.

     I/We hereby appoint Karl D. Gerhart and Patricia A. Zong, or any one of them acting in the absence of the other, as proxyholders, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of Sovereign Bancorp, Inc. held of record by me/us on February 25, 1998, at the Annual Meeting of Shareholders to be held on April 17, 1998, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE PROPOSAL TO ACT UPON THE 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, FOR THE PROPOSAL TO ACT UPON THE EMPLOYEE STOCK PURCHASE PLAN, AND FOR RATIFICATION OF INDEPENDENT AUDITORS. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                    Please vote and sign on the other side.

                              FOLD AND DETACH HERE